                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               Stant Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

STANT CORPORATION LOGO

March 27, 1997

Dear Stant Stockholder:

     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders of Stant Corporation (the "Company") which will be held on Wednesday, April 30, 1997 at 10:00 a.m. local time in the Main Auditorium -- 1st Floor, Tri-State International Office Center, 200 Building, Lincolnshire, Illinois 60069-4437.

     The principal items of business will be to (a) elect Directors, (b) consider proposed amendments to the Company's 1993 Stock Option Plan for Key Employees, (c) consider a proposed increase in the number of shares of Common Stock with respect to which options may be granted under the Company's Stock Option Plan for Directors, (d) consider approving the Company's 1997 Voluntary Stock Option Plan for Key Employees, (e) consider approving the Company's Management Incentive Plan for Key Employees and (f) consider the ratification of the selection of auditors. Additional details about the Annual Meeting are in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, I will also report on the progress of the Company and answer Stockholder questions.

     IT IS IMPORTANT THAT YOUR SHARES OF COMMON STOCK BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND PERSONALLY, PLEASE COMPLETE AND MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE.

                                          Very truly yours,

                                          /s/ J.P. REILLY

                                          J.P. Reilly
                                          President and
                                          Chief Executive Officer

STANT CORPORATION LOGO

March 27, 1997

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Stant Corporation (the "Company") will be held at 10:00 a.m. local time on Wednesday, April 30, 1997 in the Main Auditorium -- 1st Floor, Tri-State International Office Center, 200 Building, Lincolnshire, Illinois 60069-4437 for the following purposes:

          1. To elect two Class III Directors to a term expiring in 2000.

          2. To consider approving certain amendments to the Company's 1993 Stock Option Plan for Key Employees.

          3. To consider approving an increase in the number of shares of Common Stock with respect to which options may be granted under the Company's Stock Option Plan for Directors.

          4. To consider approving the Company's 1997 Voluntary Stock Option Plan for Key Employees.

          5. To consider approving the Company's Management Incentive Plan for Key Employees.

          6. To consider ratifying the appointment of Deloitte & Touche LLP to serve as the Company's independent auditors for 1997.

          7. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 14, 1997 are entitled to notice of and to vote at the meeting.

                                          Anthony W. Graziano, Jr.
                                          Secretary

                                PROXY STATEMENT
                               STANT CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 30, 1997
                             ---------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The accompanying proxy is being solicited by the Board of Directors of Stant Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at 10:00 a.m. local time on Wednesday, April 30, 1997 in the Main Auditorium -- 1st Floor, Tri-State International Office Center, 200 Building, Lincolnshire, Illinois 60069-4437. Each stockholder giving such a proxy has the power to revoke the same at any time before it is voted by so notifying the Secretary of the Company in writing. All expenses in connection with this solicitation of proxies will be borne by the Company. This Proxy Statement and the accompanying proxy are being mailed to the Company's stockholders (the "Stockholders") on or about March 27, 1997.

     The Company has one class of securities outstanding and entitled to vote at the Annual Meeting, its common stock, par value $.01 per share (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting. At the close of business on March 14, 1997, the record date for determination of Stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), the Company had 16,226,815 issued and outstanding shares of Common Stock (excluding treasury shares not entitled to vote). As of the Record Date, Bessemer Capital Partners, L.P. owned 9,229,595 shares of the Common Stock (56.88% of the issued and outstanding shares of Common Stock) and thus has the voting power to determine the outcome of the election of Directors and the five other proposals to be considered at the Annual Meeting.

     The representation in person or by proxy of a majority of the shares entitled to vote shall constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the affirmative votes cast. The affirmative vote of the holders of a majority of the shares cast is required to (a) approve the proposed amendments to the 1993 Stock Option Plan for Key Employees of Stant Corporation and its Subsidiaries (the "1993 Option Plan"), (b) approve a proposed amendment to the Stant Corporation Stock Option Plan for Directors
(1993) (the "Directors Option Plan") increasing the number of shares with respect to which options may be granted under the Directors Option Plan, (c) approve the adoption of the 1997 Voluntary Stock Option Plan for Key Employees of Stant Corporation and its Subsidiaries (the "1997 Option Plan"), (d) approve the adoption of the Management Incentive Plan for Key Employees of Stant Corporation and its Subsidiaries (the "MIP") and (f) ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for 1997. Under the Company's By-laws and under Delaware law, abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of Directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all the proposals (other than the election of Directors) and will have the effect of a negative vote because all of the proposals (other than the election of Directors) require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

     In the election of Directors, properly executed proxies will be voted as marked, and if not marked will be voted in favor of the election of the two persons named below under the caption "Nominees for Directors -- Class
III -- Present Term Expires in 1997" (each of whom is currently serving as a Director) as Directors to serve until the Corporation's Annual Meeting of Stockholders in 2000 and until their successors are duly elected and qualified. If any nominee withdraws as a candidate prior to the Annual Meeting (a situation which is not anticipated), proxies solicited hereunder will be voted in favor of the nominee who remains as a candidate and may be voted for a substitute nominee designated by the Board of Directors.

                             NOMINEES FOR DIRECTORS

     The Company's Restated Certificate of Incorporation provides that the Directors shall be classified into three classes whose terms of office expire in successive years and that each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board. Set forth below is information concerning the persons nominated by the Board of Directors for election as Class III Directors with terms expiring at the Corporation's Annual Meeting of Stockholders in 2000, as well as information concerning the present Class I and Class II Directors, whose terms of office will continue after the Annual Meeting. The two nominees as Class III Directors are members of the present Board of Directors. Mr. Phipps was elected to the Board at the 1994 Annual Meeting of Stockholders. Mr. Reilly was elected to the Board in January 1997 to complete the unexpired term of David R. Paridy, who retired as President and Chief Executive Officer and resigned as a Director.

     CLASS III -- PRESENT TERM EXPIRES IN 1997

Ogden M. Phipps........... A Director of the Company since 1987. Until December
                           1994, Mr. Phipps was Chairman of the Board of Bessemer Securities Corporation and of The Bessemer Group, Incorporated, positions he had held for more than ten years. He continues to serve as a director of those corporations and of Kelley Oil & Gas Corporation, and several private corporations, and as an officer and director of several non-profit organizations. Mr. Phipps is 56.

J.P. "Jack" Reilly........ A Director and President and Chief Executive Officer
                           of the Company since January 1997. Mr. Reilly was Chief Executive Officer of Figgie International Inc. ("Figgie") from January 1995 until he joined the Company. He also served Figgie as its President from February 1, 1995 and as its Chairman of the Board from May 16, 1995. Figgie is a manufacturer of guidance and navigation systems for defense and commercial applications, life support and air purifying products for the aviation and fire protection industries, and self-propelled aerial work platforms for construction and maintenance applications. Prior thereto Mr. Reilly was President and Chief Operating Officer of Brunswick Corporation, a world leader in marine power, pleasure boating and recreation equipment, from 1993 to 1994, and President and Chief Executive Officer of Tenneco Automotive, a worldwide producer of automotive components and a division of Tenneco Inc., from 1987 to 1993. Mr. Reilly continues to serve as the non-executive Chairman of the Board of Directors of Figgie and is a director of Trinova Corporation and a director emeritus of Barat College. Mr. Reilly is 53.

     CLASS I -- PRESENT TERM EXPIRES IN 1998

Robert D. Lindsay......... A Director of the Company since 1991. Mr. Lindsay was also a Vice President of the Company from 1991 to June 1993. He is currently the sole shareholder and president of a corporation which is a general partner of a limited partnership which is the general partner of Bessemer Capital Partners, L.P. See "Security Ownership of Certain Beneficial Owners and Management", page 5. In addition, Mr. Lindsay is currently the sole shareholder and the president of a corporation which is a general partner of Bessemer Partners & Co. Mr. Lindsay was a Managing Director of Bessemer Securities Corporation from January 1991 until July 1, 1993. From January 1990 to January 1991, Mr. Lindsay was a Managing Director in the Merchant Banking Division of Morgan Stanley & Co. Incorporated and prior to that time was a Principal at that firm. Mr. Lindsay is Chairman of Metropolitan International, Inc. and a director of BCP/Essex Holdings Inc. and several private companies. Mr. Lindsay is 42.

A. William Reynolds....... A Director of the Company since August 1995. Mr.
                           Reynolds is Chief Executive of the Old Mill Group, a private investment company. He was formerly Chairman and Chief Executive Officer of GenCorp, a technology-based company with positions in aerospace, automotive and polymer products. Mr. Reynolds served as Chief Executive Officer of GenCorp from August 1985 until July 1994, and as Chairman of that company until March 1995. Mr. Reynolds is presently a director of Boise Cascade Corporation, Boise Cascade Office Products and Eaton Corporation. He also served as a Director and Deputy Chairman of The Cleveland Federal Reserve Bank from January 1991 to December 1992. On January 1, 1993, he was appointed Chairman and served in that capacity until December 31, 1996, when his term of service was completed. Mr. Reynolds is 63.

     CLASS II -- PRESENT TERM EXPIRES IN 1999

Edward O. Gaylord......... A Director of the Company since 1993. Mr. Gaylord has served as Chairman of EOTT Energy Corp., an oil trading and transportation firm, since January 1993 and also operates Gaylord & Company, a private venture capital firm based in Houston, Texas. He served as Chairman and Chief Executive Officer of Presto Industries, Inc., a plastics manufacturer, from 1985 to 1988, and prior thereto served as President and Chief Executive Officer of Distribution Systems Inc., a petroleum and chemical trucking and storage terminal firm in Houston. Mr. Gaylord is a director of the Houston Branch of the Federal Reserve Bank of Dallas, Imperial Holly Corporation, Kinder Morgan Energy Partners, L.P. and Seneca Foods Corporation, and a trustee of MD Anderson Hospital and Baylor College of Medicine. Mr. Gaylord is 65.

Ward W. Woods............. Chairman of the Board of Directors of the Company
                           since 1989. Mr. Woods has been President and Chief Executive Officer of Bessemer Securities Corporation since 1989 and is the sole shareholder and president of a corporation which is the managing general partner of a limited partnership which is the general partner of Bessemer Capital Partners, L.P. See "Security Ownership of Certain Beneficial Owners and Management", page 5. In addition, Mr. Woods is the sole shareholder and president of a corporation which is the managing general partner of Bessemer Partners & Co. Prior to February 1989, Mr. Woods was a Senior Partner of Lazard Freres & Co., an investment banking firm. He is also Chairman of the Board of BCP/Essex Holdings, Inc. and a director of Freeport-McMoRan Copper & Gold Inc., Kelley Oil & Gas Corporation, Graphic Controls Corporation, Boise Cascade Corporation and several private companies. Mr. Woods is 54.

                       DIRECTORS' MEETINGS AND COMMITTEES

     During 1996 the Board of Directors met seven times. All directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors of which they were members.

     The Audit Committee of the Board of Directors (the "Audit Committee") is composed of Messrs. Gaylord, Phipps and Reynolds. Mr. Gaylord serves as Chairman. The principal functions of the Audit Committee are to recommend to the Board of Directors the appointment of external auditors, review annually the internal and external audit programs with both the internal and external auditors, review the annual and other financial statements of the Company, evaluate the quality and adequacy of the accounting, financial and internal audit policies, procedures, controls and staffing of the Financial Department of the Company and monitor compliance by the Company with environmental, conflict of interest and other corporate policies. The Audit Committee met two times in 1996.

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of Messrs. Lindsay, Reynolds and Woods. Mr. Woods serves as Chairman. The purpose of the Compensation Committee is to oversee the compensation and benefit programs provided to senior officers of the Company. The Compensation Committee met three times in 1996.

     The Committee of Independent Directors (the "Independent Committee") is composed of Messrs. Reynolds and Gaylord. Mr. Reynolds serves as Chairman. The purpose of the Independent Committee is to administer the 1993 Option Plan. If the 1997 Option Plan and/or the MIP is adopted by the Stockholders, the Independent Committee will also administer the 1997 Option Plan and/or the MIP. The Independent Committee met once in 1996.

     The Company does not have an Executive Committee or a Nominating Committee or any committee performing similar functions.

                           COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are entitled to receive an annual retainer of $16,000, plus $1,000 for each Board of Directors meeting attended. In addition, nonemployee directors are entitled to receive $900 for each committee meeting attended. Directors are reimbursed for travel and other expenses related to attendance at the meetings. A Director who is an employee of the Company is not compensated for his service on the Board or its committees.

     A nonemployee Director may elect to have any or all of his retainer and meeting fees paid in the form of stock options, rather than in cash of equivalent value, under the terms of the Directors Option Plan which was approved at the Company's 1994 Annual Meeting of Stockholders. If a director makes such an election, the number of shares subject to each stock option grant is determined by dividing (a) the amount of compensation which the director directed to be paid in options by (b) the fair market value of the Common Stock minus $2.50. The $2.50 represents the amount to be paid on exercise of the option. Fair market value is defined as the average of the market price (the mean between the high and low sales price) of a share of the Common Stock at the middle of each quarter during the year of participation.

     Since the adoption of the Directors Option Plan, each nonemployee director has elected to have all of his retainer and Board and Committee meeting fees paid in the form of stock options. In part because of the success of the Directors Option Plan, there are only approximately 16,000 shares available for grant under the Plan. Accordingly, the Board of Directors has approved, subject to Stockholder ratification at the Annual Meeting, an increase in the number of shares with respect to which options may be granted under the Directors Option Plan from 50,000 to 150,000. See "Proposal II -- Approval of Amendment to Directors Option Plan."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of the Record Date, by (a) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (b) each of the Company's Directors and Named Executive Officers and (c) all Directors and executive officers as a group:

                                                                      NUMBER
                                                                     OF SHARES       PERCENT(11)
                                                                     ---------       -----------
Bessemer Capital Partners, L.P. ("BCP")............................  9,237,843(1)       56.93%
  630 Fifth Avenue
  New York, NY 10111
Dimensional Fund Advisors, Inc. ...................................  1,131,600(2)        6.97%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
David R. Paridy+...................................................    966,858(3)        5.44%
  3088 Lantern Trail
  Richmond, IN 47374
The Prudential Insurance Company of America........................    944,700(4)        5.82%
  751 Broad Street
  Newark, NJ 07102-3777
Edward O. Gaylord*.................................................     19,337(5)       x
Robert D. Lindsay*.................................................      4,083(1)(6)    x
W. Thomas Margetts+................................................    203,399(7)        1.16%
Gary G. Moose+.....................................................      5,000(8)       x
Thomas F. Plocinik+................................................    280,981(9)        1.58%
Ogden M. Phipps*...................................................      9,073(1)(6)    x
J.P. Reilly*.......................................................        500              x
A. William Reynolds*...............................................     11,143(6)       x
Thomas E. Schmitt+.................................................     20,500(10)      x
Ward W. Woods*.....................................................      4,083(1)(6)    x

All Directors and Executive Officers as a group (twelve)...........  1,803,463          10.15%

---------------
  *  Indicates a Director
  +  Indicates a Named Executive Officer
  x  Owns less than 1%
 (1) The number of shares held by BCP also includes 8,248 shares owned by certain employees or former employees of Bessemer Securities Corporation. BCP owns 9,229,595 shares of the Common Stock. The sole general partner of BCP is Kylix Partners, L.P., a Delaware limited partnership ("Kylix"), which has its principal office at 630 Fifth Avenue, New York, New York 10111. Kylix's only activity is acting as the general partner of BCP. The general partners of Kylix are Quentin Corporation, a Delaware corporation ("Quentin") (Quentin is the managing general partner of Kylix), Belisarius Corporation, a Delaware corporation ("Belisarius"), and East Harbor Corporation, a Delaware corporation ("East Harbor"), each of which has its principal office at 630 Fifth Avenue, New York, New York 10111. Quentin, Belisarius and East Harbor are wholly owned by, respectively, Mr. Woods, Mr. Lindsay and Mr. Michael B. Rothfeld. The principal limited partner of BCP is BSC, a Delaware corporation, which has its principal office at 630 Fifth Avenue, New York, New York 10111, and whose principal activity is making investments. Approximately 93% of the common stock of BSC is owned by trusts for the benefit of the heirs of the late Henry Phipps, including Ogden M. Phipps, a director of the Company.

 (2) All information is based solely upon a statement on Schedule 13-G, dated February 5, 1997, filed with the Securities and Exchange Commission ("SEC"). Dimensional Fund Advisors, Inc. ("Dimensional Fund") is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 (the "Investment Act"). All shares of Common Stock reported as beneficially owned by Dimensional Fund are owned by the advisory clients of Dimensional Fund, no one of which, to the knowledge of

     Dimensional Fund, owns more than 5% of the outstanding shares of Common Stock. Dimensional Fund has sole dispositive power over all 1,131,600 shares reported as beneficially owned by it, sole voting power over 785,600 of such shares and shared voting power over the remaining 346,000 such shares. Persons who are officers of Dimensional Fund also serve as officers of DFA Investment Dimensions Group, Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Act. In their capacities as officers of the Fund and the Trust, these persons vote 140,500 shares which are owned by the Fund and 205,500 shares which are owned by the Trust.

 (3) Includes 1,000 shares held by his son, which are deemed beneficially owned by Mr. Paridy. Also includes 770,858 shares under certain option grants which are, or will in the next 60 days become, exercisable. Mr. Paridy resigned as a Director, and retired as President and Chief Executive Officer, of the Company on January 23, 1997.

 (4) All information is based solely upon a statement on Schedule 13-G, dated February 3, 1997, filed with the SEC. Prudential Insurance Company of America ("Prudential") is an insurance company as defined in Section 3(a)(19) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an investment advisor registered under Section 203 of the Investment Act. The 944,700 shares of the Common Stock reported as beneficially owned by Prudential are held for the benefit of Prudential's clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates, all of which holdings Prudential reports on a combined basis for the purpose of administrative convenience. Prudential has sole voting power and sole dispositive power over 616,800 shares of Common Stock and shared voting power and shared dispositive power over 327,900 shares of Common Stock.

 (5) Includes 5,000 shares held by Mr. Gaylord in an individual money purchase pension plan and 4,337 shares under certain option grants pursuant to the Directors Option Plan which are, or will in the next 60 days become, exercisable.

 (6) With respect to Messrs. Lindsay, Phipps, Reynolds and Woods, 4,083, 4,073, 1,143 and 4,083 of these shares, respectively, represent option grants pursuant to the Directors Option Plan which are, or will in the next 60 days become, exercisable.

 (7) Includes 1,100 shares owned by two foundations of which Mr. Margetts is the principal manager. Mr. Margetts disclaims beneficial ownership of such shares. Also includes 202,299 shares under certain option grants which are, or will in the next 60 days become, exercisable.

 (8) Includes 5,000 shares under certain option grants which are, or will in the next 60 days become, exercisable. Mr. Moose resigned as an executive officer of the Company effective as of March 14, 1997.

 (9) Includes 200 shares owned by his adult children. Mr. Plocinik disclaims beneficial ownership of such shares. Also includes 280,781 shares under certain option grants which are, or will in the next 60 days become, exercisable.

(10) Includes 20,500 shares under an option grant which is, or will in the next 60 days become, exercisable. Mr. Schmitt resigned as an executive officer of the Company effective as of February 7, 1997.

(11) Each beneficial owner's percentage ownership is determined by including shares subject to options held by such person (but not including shares subject to options held by any other person) which are exercisable within 60 days.

                              CERTAIN TRANSACTIONS

     Since 1994, Bessemer Partners & Co. ("BP&Co."), a partnership which has as its general partners corporations owned by Messrs. Woods, Lindsay and Rothfeld, provided the Company with management, financial, strategic planning and advisory services pursuant to a Management Advisory Services Agreement (the "Management Services Agreement"). During 1996, pursuant to the Management Services Agreement, the Company paid BP&Co. $850,000 in fees and reimbursed BP&Co. for expenses. The Management Services Agreement is also summarized in the section "Compensation Committee Interlocks and Insider Participation" on page 12.

     Bessemer Trust Company N.A. ("BTC") serves as trustee, administrator and investment manager for certain of the Company's defined benefit retirement plans, including the Company's Retirement Plan for Salaried Employees. (BTC is a wholly owned subsidiary of The Bessemer Group, Incorporated ("BGI"), which the heirs of the late Henry Phipps own directly or through trusts for their benefit.) Fees paid to BTC for investment management, trustee, administrative and other services rendered on behalf of such plans in 1996 amounted to $525,000. Messrs. Phipps and Woods are directors of BGI and BTC.

     BCP has certain rights to require registration of the shares of the Common Stock which it owns. Certain persons associated with BCP have "piggy-back" registration rights with respect to their shares of Common Stock. In addition, members of management who own shares of Common Stock purchased in 1987 or 1988 or hold stock options granted prior to July 21, 1993, will, upon the exercise of those options, have certain "piggy-back" registration rights.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following sections of this Proxy Statement cover components of the total compensation for services to the Company in all capacities during the three years ended December 31, 1996 of (i) those persons who at any time during 1996 served as the Company's Chief Executive Officer and (ii) those persons who at December 31, 1996 were the four most highly compensated executive officers other than the Chief Executive Officer. These persons are sometimes referred to collectively as the "Named Executive Officers." The following sections include:
(i) a series of tables covering annual and long-term compensation; (ii) a pension plan table summarizing the annual benefits payable under the Company's defined benefit retirement plans; (iii) a report by the Compensation Committee describing the Company's compensation policies for its executive officers and the rationale upon which its Chief Executive Officer's compensation is based;
(iv) a performance graph comparing the Company's total stockholder return to the Standard & Poor's ("S&P") 500 and the S&P Auto Parts-Aftermarket Index since July 21, 1993, the date of the Company's Initial Public Offering of the Common Stock ("IPO"), (v) a table of the benefits received under the 1993 Option Plan in 1996 and (vi) a description of the 1993 Option Plan. A description of the proposed amendments to the 1993 Option Plan which will be presented to Stockholders for approval at the Annual Meeting is set forth under "Proposal
II -- Approval of Amendments to the 1993 Option Plan." A description of the provisions of the proposed 1997 Option Plan which will be presented to Stockholders for approval at the Annual Meeting is set forth under "Proposal
IV -- Approval of 1997 Option Plan." A description of the provisions of the proposed MIP which will be presented to Stockholders for approval at the Annual Meeting is set forth under "Proposal V -- Approval of Management Incentive Plan."

SUMMARY COMPENSATION TABLE

     The following table summarizes annual and long-term compensation with respect to the three years ended December 31, 1996 for services rendered in all capacities to the Company which was paid to the person who served as the Company's Chief Executive Officer during 1996 and the four executive officers who, at December 31, 1996, were the four most highly compensated executive officers other than the Chief Executive Officer.

                                             ANNUAL COMPENSATION       OTHER    LONG-TERM COMPENSATION
                                         ---------------------------   ANNUAL   ----------------------
                                                   SALARY    BONUS    COMP.(1)        OPTIONS(2)
    NAME AND PRINCIPAL POSITION          YEAR        $         $         $               (#)
-----------------------------------      -----    --------  --------  --------  ----------------------
David R. Paridy(3).................       1996     450,000   225,000   77,346           40,000
  President and Chief Executive           1995     450,000    90,000   79,448           35,000
  Officer                                 1994     325,000   325,000   72,218               --
W. Thomas Margetts.................       1996     160,600    82,000   24,034           10,000
  Sr. Vice President --                   1995     153,600    30,000   21,078               --
  Corporate Development                   1994     134,600    65,500   20,337               --
Gary G. Moose(4)...................       1996     198,700    45,000    6,588           12,500
  Sr. Vice President -- Marketing         1995     208,800        --    3,532            5,000
                                         1994(4)    78,373        --    2,700               --
Thomas F. Plocinik.................       1996     248,900   183,300   27,500           15,000
  President of Trico Products             1995     232,397   105,750   29,335           10,000
  Corporation, a wholly owned             1994     158,000   150,000   27,283               --
  subsidiary
Thomas E. Schmitt(5)...............       1996     166,400    83,200    9,443           15,000
  Sr. Vice President -- Finance           1995     128,398    32,000    9,419               --
  and Chief Financial Officer             1994      92,500    33,500    8,543               --

---------------
(1) In connection with management's participation in the purchase of Stant Manufacturing Inc. from Emery Air Freight Corporation in 1987 and its work in subsequent transactions, including the acquisitions of Standard-Thomson Corporation and Epicor Industries, Inc., stock options were granted to Messrs. Paridy, Margetts and Plocinik. Payouts equivalent to dividends were made to these individuals in 1994, 1995 and 1996. These amounts are included in the figures set forth above in the Other Annual Compensation column as follows: Paridy, $49,109 each year; Margetts, $13,944 each year; and Plocinik, $16,942 each year. The balance of the amounts in this column represent (i) employer 401(k) contributions to the Named Executive Officers in 1994, 1995 and 1996, as follows: Paridy, $4,043, $4,043 and $4,156;
    Margetts, $2,757, $2,985 and $3,006; Moose, $0, $33 and $3,167; Plocinik,
    $2,761, $3,080 and $3,167; and Schmitt, $2,399, $3,330, and $3,051; and (ii)
    the value of certain insurance and other benefits provided to the named executive officers.
(2) Includes options granted in 1996 subject to stockholder approval of proposed amendments to the 1993 Option Plan (see "Proposal II -- Approval of Amendments to the 1993 Option Plan"). The Company does not grant stock appreciation rights ("SARs") or restricted stock.
(3) Mr. Paridy retired on January 23, 1997 after serving as the Company's President and Chief Executive Officer since the IPO and having been employed by the Company and its predecessors for 34 years. Mr. Paridy was succeeded as President and Chief Executive Officer by John P. "Jack" Reilly. Additional information with respect to the compensation which will be paid in the future to Mr. Paridy and with respect to Mr. Reilly's employment arrangements, are set forth below under the caption "Employment Agreements."
(4) Mr. Moose joined the Company in September 1994 in connection with the acquisition by the Company of FEDCO Automotive Components Company, Inc. Mr. Moose resigned as an executive officer of the Company effective as of March 14, 1997.
(5) Mr. Schmitt resigned as an executive officer of the Company effective as of February 7, 1997.

1996 OPTION GRANTS

     Pursuant to the 1993 Option Plan, during 1996 the Company granted nonqualified stock options covering 233,500 shares of Common Stock to key employees, of which grants 92,500 were made to Named Executive Officers. The following table sets forth certain information concerning the stock option grants to the Named Executive Officers. Certain of such grants ("Definitive Grants") are final and binding on the Company and certain of such grants ("Provisional Grants") are subject to Stockholder approval of the proposed amendments to the 1993 Option Plan (see "Proposal II -- Approval of Amendments to the 1993 Option Plan," below).

                                         OPTION GRANTS IN LAST FISCAL YEAR(1)               POTENTIAL REALIZABLE
                            --------------------------------------------------------------    VALUE AT ASSUMED
                                               PERCENT OF TOTAL                             ANNUAL RATES OF STOCK
                                               OPTIONS GRANTED                               PRICE APPRECIATION
                                               TO EMPLOYEES IN     EXERCISE                  FOR OPTION TERM(2)
                            OPTIONS GRANTED        CALENDAR          PRICE     EXPIRATION   ---------------------
    EXECUTIVE OFFICER             (#)              YEAR(%)         ($/SHARE)      DATE         5%          10%
--------------------------  ---------------   ------------------   ---------   -----------  --------     --------
David R. Paridy
  Definitive Grants.......       20,000                             $ 10.25      3/13/06    $128,923     $326,717
  Provisional Grants(3)...       20,000                             $ 12.44      11/1/06     156,469      396,523
                                 ------
         Total............       40,000              17.1%
                                 ======
W. Thomas Margetts
  Definitive Grants.......        4,000                             $ 10.25      3/13/06    $ 25,785     $ 65,343
  Provisional Grants......        6,000                             $ 12.44      11/1/06      46,941      118,957
                                 ------
         Total............       10,000               4.3%
                                 ======
Gary G. Moose
  Definitive Grants.......            0                                  --        --             --           --
  Provisional Grants(3)...       12,500                             $ 12.44      11/1/06    $ 97,793     $247,827
                                 ------
         Total............       12,500               5.4%
                                 ======
Thomas F. Plocinik
  Definitive Grants.......        8,000                             $ 10.25      3/13/06    $ 51,569     $130,687
  Provisional Grants......        7,000                             $ 12.44      11/1/06      54,764      138,783
                                 ------
         Total............       15,000               6.4%
                                 ======
Thomas E. Schmitt
  Definitive Grants.......        8,000                             $ 10.25      3/13/06    $ 51,569     $130,687
  Provisional Grants(3)...        7,000                             $ 12.44      11/1/06      54,764      138,783
                                 ------
         Total............       15,000               6.4%
                                 ======

---------------
(1) The Company does not grant SARs.

(2) We recommend caution in interpreting the financial significance of these figures. They are calculated by multiplying the number of options granted by the difference between a future hypothetical stock price and the option exercise price and are shown pursuant to rules of the Securities and Exchange Commission. They assume the value of Company stock appreciates 5% or 10% each year, compounded annually, for ten years (the life of each option). They are not intended to forecast possible future appreciation, if any, of such stock price or to establish a present value of options. Also, if appreciation does occur at the 5% or 10% per year rate, the amounts shown would not be realized by the officers until the year 2006. Depending on inflation rates, these amounts may be worth significantly less in 2006, in real terms, than their value today.

(3) Because Messrs. Paridy, Moose and Schmitt ceased to be Executive Officers of the Company during the first quarter of 1997, their provisional grants of stock options will lapse and the shares covered thereby will again become available for the grant of options under the 1993 Option Plan.

1996 OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table shows information regarding the exercise of stock options during 1996 by the Named Executive Officers and the number and value of any unexercised, in-the-money stock options as of December 31, 1996.

                                                                                         VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED               IN-THE-MONEY OPTIONS
                     SHARES ACQUIRED   VALUE          OPTIONS AT YEAR-END                     AT YEAR END
 EXECUTIVE OFFICER     ON EXERCISE    REALIZED   EXERCISABLE/UNEXERCISABLE(1)       EXERCISABLE/UNEXERCISABLE(1)(2)
-------------------- ---------------  --------  -------------------------------  -------------------------------------
David R. Paridy.....       --            --              750,858/20,000(3)                 $4,741,022/66,250
W. Thomas Margetts..       --            --               202,299/6,000                    $1,396,097/19,875
Gary G. Moose.......       --            --                5,000/12,500(3)                 $    1,875/41,406
Thomas F.
  Plocinik..........       --            --               280,781/7,000                    $1,733,295/23,188
Thomas E. Schmitt...       --            --                20,500/7,000(3)                 $   45,875/23,188

---------------
(1) Includes Provisional Grants.

(2) On December 31, 1996, the closing price of the Common Stock was $15.75.

(3) Because Messrs. Paridy, Moose and Schmitt ceased to be Executive Officers of the Company during the first quarter of 1997, their stock options which were unexercisable at December 31, 1996, will lapse prior to vesting and will again become available for the grant of options under the 1993 Option Plan.

RETIREMENT PLANS

     The Company maintains the Stant Retirement Plan for Salaried Employees (the "Retirement Plan"), an IRS qualified plan, for its salaried employees, including its executive officers. The Retirement Plan is a defined benefit plan which is designed to provide noncontributory benefits based upon both years of service and the employee's highest five-year average annual compensation ("Final Average Earnings"), up to a maximum of $150,000 per annum, as adjusted. The benefit under the Retirement Plan is calculated at 1% of Final Average Earnings up to covered compensation (which is set by the Social Security Administration) times the employee's years of service, plus 1 1/2% of Final Average Earnings in excess of covered compensation times the employee's years of service.

     Under the Retirement Plan, benefits usually begin at the normal retirement age of 65. The Retirement Plan also provides benefits for employees electing early retirement from ages 55 through 64. If such an election is made, the benefits will be reduced to reflect the longer interval over which the benefits will be paid. Executive officers participate in the Retirement Plan on the same basis as other employees of the Company. Contributions to and benefits payable under the Retirement Plan must be in compliance with the applicable guidelines or maximums established by the Internal Revenue Code of 1986, as amended (the "Code").

     The Company has adopted the Pension Restoration Plan (the "Restoration Plan"), an unfunded plan pursuant to which the Company undertakes to pay those benefits which would otherwise be payable under the Retirement Plan, but which, due to various Code limitations, are not permitted to be funded or paid through the Retirement Plan. The Restoration Plan provides that any benefits under such plan will be paid in the same form as benefits are paid under the Retirement Plan. Plans such as the Restoration Plan are permitted under applicable law and have been adopted by many corporations. Based upon their current compensation levels, Messrs. Paridy, Margetts, Moose, Plocinik and Schmitt would each be entitled to receive retirement benefits from the Company pursuant to the Restoration Plan if any of them retired.

     The following table presents the benefits payable per year for life, with sixty (60) monthly payments guaranteed, to participants in the Retirement Plan and the Restoration Plan described above, assuming normal retirement in the current year. If a retiree dies prior to receiving sixty (60) payments, the remaining payments are made to the retiree's beneficiary.

                               PENSION PLAN TABLE

                                                          YEARS OF SERVICE
                                 -------------------------------------------------------------------
        FINAL EARNINGS             10          15          20          25          30          35
    AS DEFINED IN THE PLANS       YEARS       YEARS       YEARS       YEARS       YEARS       YEARS
-------------------------------  -------     -------     -------     -------     -------     -------
$100,000.......................   13,535      20,302      27,070      33,837      40,604      47,372
$200,000.......................   28,535      42,802      57,070      71,337      85,604      99,872
$300,000.......................   43,535      65,302      87,070     108,837     130,604     152,372
$400,000.......................   58,535      87,802     117,070     146,337     175,604     204,872
$500,000.......................   73,535     110,302     147,070     183,837     220,604     257,372
$600,000.......................   88,535     132,802     177,070     221,337     265,604     309,872
$700,000.......................  103,535     155,302     207,070     258,837     310,604     362,372
$800,000.......................  118,535     177,802     237,070     296,337     355,604     414,872
$900,000.......................  133,535     200,302     267,070     333,837     400,604     467,372

     The values reflected in the above chart represent the application of the Retirement Plan formula to the specified amounts of compensation and years of service. Compensation under the Retirement Plan includes base pay plus commissions and cash bonuses. For the named executive officers in the Summary Compensation Table, such cash compensation is set forth in the salary, bonus and other compensation columns of such table. The credited years of service under the Retirement Plan for each of the named executives in the Summary Compensation Table are as follows: Mr. Paridy -- 34 years, Mr. Margetts -- 9 years, Mr.
Moose -- 1 year, Mr. Plocinik -- 7 years, and Mr. Schmitt -- 5 years.

EMPLOYMENT AGREEMENTS

     In connection with the election of Mr. Reilly as the Company's President and Chief Executive Officer, the Company and Mr. Reilly entered into an Employment Agreement which provides for his employment as the Company's President and Chief Executive Officer until January 31, 2000 at a minimum annual salary of $500,000 and the ability to earn up to one hundred percent of his base salary annually under the Company's Incentive Compensation Plan provided that the Company achieves specified objectives. In connection with his employment, Mr. Reilly will also receive a $1,200,000 signing bonus which, to permit full tax deductibility to the Company, will be paid over time with amounts deferred accruing interest at 8% per annum. The Company will also credit $250,000 to an account established in Mr. Reilly's name which will be hypothetically invested in an investment fund, to be designated by Mr. Reilly, until the termination of his employment with the Company and paid to him thereafter. Neither amounts credited to this account nor Mr. Reilly's signing bonus will be tax deductible to the Company until actually paid to Mr. Reilly.

     Mr. Reilly was also granted an option to purchase 300,000 shares of Common Stock at $15.375 per share, the mean between the high and low sales price of a share of Common Stock on NASDAQ on January 21, 1997. This option, which will vest in equal installments on the first, second and third anniversaries of the date of grant, is exercisable for ten years and is subject to Stockholder approval of the proposed amendments to the 1993 Option Plan (see "Proposal
II -- Proposed Amendments to the 1993 Option Plan" below). Mr. Reilly's employment may be terminated by the Company at any time "for cause," as defined in his agreement. In addition, Mr. Reilly's employment agreement provides that he may elect to take all or a portion of his incentive compensation in the form of options to purchase shares of Common Stock on essentially the same terms and conditions as the Directors Option Plan. It is in part because of this provision in Mr. Reilly's employment agreement that the Board of Directors adopted, and are submitting to the Stockholders for their approval at the Annual Meeting, the 1997 Option Plan.

     If Mr. Reilly's employment is terminated without cause or if there is a constructive termination of his employment, he will be entitled to receive his then current base salary for two years and to continue to participate for up to two years following termination of his employment in all pension, retirement and welfare plans of the Company in which he participated at the time his employment was terminated.

     The Named Executive Officers who are still employees of the Company have employment agreements with the Company which provide for a base salary at a minimum rate per annum and for an annual incentive award opportunity equal to 50% of base salary. The current annual rate of base salary is $171,000 for Mr. Margetts and $250,000 for Mr. Plocinik. At the time they ceased to be Executive Officers of the Company, the annual rate of base salary for Mr. Moose and Mr. Schmitt was $180,000 and $172,200, respectively. Thomas K. Erwin and William S. Wade, Jr., the individuals who replaced Mr. Schmitt and Mr. Moose, respectively, also have Employment Agreements with the company which provide for a base salary at the minimum rate per annum of $250,000 and for an annual incentive award opportunity equal to 50% of base salary.

     The employment of any of the executive officers referred to in the preceding paragraph may be terminated by the Company at any time "for cause," as defined in their respective agreements. If the employment of any such executive is terminated without cause or if there is a constructive termination of his employment (which includes an ordered relocation of the executive's place of employment which results in his commutation increasing by more than 50 miles round trip), he will be entitled to receive payment of his then-current base salary for one year following the date of the termination of his employment together with any earned but unpaid compensation under the incentive compensation plan remaining unpaid under the plan for the year in which such termination occurs. If the employment of any such executive is terminated without cause or if there is a constructive termination of his employment after a Change of Control (as defined below), he will be entitled to (i) receive, in one lump sum, cash in an amount equal to two times his then current base salary and maximum incentive award and (ii) continue to participate for up to two years following the termination of his employment in all pension, retirement and welfare plans of the Company in which he participated at the time his employment was terminated.

     The term "Change of Control" means (i) the acquisition by any Person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of 20% or more of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of Directors (the "Voting Securities") or (ii) a majority of the Directors of the Company are individuals who were not nominated by the Board of Directors; provided, however, that (y) the acquisition or disposition of any portion of the combined voting power of the Voting Securities by Bessemer Capital Partners, L.P. ("BCP") and/or by any Person affiliated with BCP (BCP and all such Persons being, collectively, the "Bessemer Group") shall in no event constitute a Change of Control and (z) the acquisition by any person who is not a member of the Bessemer Group of 20% or more of the combined voting power of the Voting Securities shall not constitute a Change of Control so long as during the entire time such Person possesses 20% or more of such voting power the Bessemer Group has the power to vote 50% or more of such voting power. In any dispute or controversy arising under this Agreement following a Change of Control, the Company agrees to pay the reasonable fees and expenses of one legal counsel for Executive; provided, however, that Executive acts in good faith and in the reasonable belief of the merit of Executive's position.

     In accordance with an Employment Agreement dated October 31, 1996, between Mr. Paridy and the Company, until March 31, 1999 Mr. Paridy will continue to receive payments at the annual rate of $450,000, the base salary he was being paid at the time of his retirement, and will continue to participate in all pension, retirement and welfare plans of the Company in which he was participating at the time he ceased to be a full time employee of the Company. After March 31, 1999, Mr. Paridy will be eligible to retire with 36 years of service.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of three nonemployee Directors:
Robert D. Lindsay, A. William Reynolds and Ward W. Woods. Mr. Woods serves as Chairman of the Committee. Messrs. Woods and Lindsay are sole shareholders of corporations which are general partners of (i) a limited partnership which is the sole general partner of BCP, the owner of 56.88% of the outstanding shares of Common Stock and (ii) BP&Co., the general partnership to which the Company pays and has paid the fees described below.

     BP&Co. provides the Company on a continuing basis with management, financial, strategic planning and advisory services pursuant to the Management Services Agreement. For such services the Company pays BP&Co. an annual fee in equal quarterly installments and reimburses BP&Co. for out-of-pocket expenses. Since January 1, 1995 the annual fee has been $850,000.

     BCP has certain rights to require registration of the shares of Common Stock which it owns.

     BTC serves as trustee, administrator and investment manager for certain of the Company's defined benefit retirement plans, including the Retirement Plan. Fees paid to BTC for investment management, trustee, administrative and other services rendered on behalf of such plans in 1996 amounted to $525,000. Messrs. Phipps and Woods are directors of BGI and BTC.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee oversees the compensation and benefit programs provided to executive officers of the Company. In developing appropriate policies for these programs, the Compensation Committee has in past years used the services of nationally-known independent employee compensation and benefit firms.

COMPENSATION POLICIES

     The Company's executive compensation policies are based on the principle that compensation paid by the Company should be competitive with the market place and should be structured to recognize and encourage exceptional performance. In determining the appropriateness of compensation, the Compensation Committee has in past years retained an independent firm to provide data for the Committee's consideration as to the compensation practices of manufacturing companies similar in size, capitalization and profitability to the Company (the "Comparison Group"). (Most of the Comparison Group companies are not in the S&P Auto Parts-Aftermarket Index, referred to on page 16, which includes companies with greater revenue bases).

     With respect to the executive officers of the Company, the Compensation Committee endeavors to provide these officers with a competitive salary with above average reward opportunities tied into the Company's success in creating value for its stockholders. Accordingly, the Compensation Committee periodically reviews salaries of executive officers and makes adjustments if warranted by corporate and individual performance. The Committee considers salary data of the companies in the Comparison Group to confirm that salary rates of executive officers generally do not exceed the 60th percentile of base pay for similar positions in the Comparison Group. The Committee does want to provide executive officers with the opportunity to earn significant additional compensation through the Company's short-term and long-term incentive compensation programs. Under these programs, if corporate and individual goals are substantially met or exceeded, the executive officers can earn amounts in the high end of the range for companies in the Comparison Group.

ANNUAL COMPENSATION

     The principal components of an executive officer's cash compensation, which in the case of the Named Executive Officers are provided for pursuant to an employment agreement (the material terms of which are disclosed on pages 11 and 12), are base salary and incentive pay. Base salaries paid to the executive officers are reviewed periodically (usually once a year) and increases may be approved by the Compensation Committee depending on an executive officer's current pay, individual performance, relationship to others in the organization, inflation information and compensation data for similar positions in the Comparison Group as provided by an independent firm. In determining whether to approve a salary adjustment, the individual's performance in discharging his assigned duties and responsibilities is the most important factor, although no factor is assigned any particular weight and no one factor is controlling. With one exception, in 1996 the Compensation Committee limited salary increases for the executive officers to cost of living adjustments. The one exception was a 10% merit increase to an executive officer (who is not a Named Executive Officer) in connection with an expansion of his duties and responsibilities.

     Under their employment agreements with the Company, executive officers may also be paid annual incentive awards. Such payments are made pursuant to an incentive plan adopted at the beginning of each plan year, designating the participants in the plan, which include executive officers, staff officers and the general managers of the Company's operating units, and setting the bonus rate for each participant. In addition under the plan, financial targets for the Company and its operating units are set and each participant is assigned specific individual objectives. For executive officers, the financial targets are the Company's budget for "income from operations" for the year, which is usually set at a 10% or better improvement over comparable prior year results, and for "operating cash flow." The individual objectives relate to the participant's particular job function. A participant may earn a full incentive award (50% of base salary in the case of an executive officer) if the Company achieves its financial targets (and the unit achieves its financial targets where a unit's general manager is a participant) and the individual performance objectives are attained. An additional payment (according to formula) may be earned if financial targets are exceeded. A partial incentive award will be paid if the Company achieves 85% or more of the financial targets. Notwithstanding the plan formulas used to determine the amount of a bonus, the Committee retains the right to increase or reduce the amount of the payment to any participant for any reason which it, in its sole discretion, determines. For instance, even if the financial targets are achieved, an executive officer will not be paid a bonus if not warranted by the individual's performance as determined by the Committee in the case of the President and by the Committee and President in the case of the other executive officers.

     If financial objectives are not met, the Committee will consider, on an individual basis, authorizing an incentive payment on a discretionary basis to a participant. Factors considered by the Compensation Committee in making its determination with respect to authorizing a discretionary incentive payment to an executive officer include the following: (i) extent of improvement in financial results (principally income from operations) by the Company over prior year financial results, (ii) actual financial results compared against budget,
(iii) extent of accomplishment of preassigned individual objectives and (iv) outstanding Company performance, such as the development of new product lines and individual performance during the course of the year. The Committee's determination is subjective as no one factor is assigned any particular weight and no one factor is controlling.

     With respect to performance in 1996, the executive officers were granted awards under the bonus plan based upon achievement of individual objectives and the Company achieving 100% of both of the financial targets. The bonus awards recognized, among other things, that in 1996 consolidated revenue, net income and earnings per share increased 7%, 46% and 46%, respectively, over 1995.

LONG-TERM COMPENSATION

     During 1996, stock option grants covering a total of 233,500 shares of Common Stock were made to key executives of the Company, of which grants 92,500 were made to the Named Executive Officers. The size of those grants were based, in part, upon recommendations made by an independent firm which obtains and analyzes information on the stock option practices of the companies in the Comparison Group. In the opinion of the Compensation Committee, stock options align the interests of employees with stockholder interests, provide incentive for the creation of stockholder value over the long term and significantly aid in recruiting and retaining key personnel.

BENEFITS

     The Company provides certain supplemental benefits to executive officers to ensure that it can compete effectively for executive talent. These benefits include additional Company-paid group life insurance and the Restoration Plan as described in the section on "Retirement Plans" on pages 10 and 11.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee meets annually without the Chief Executive Officer present to evaluate his performance and to determine his compensation.

     With respect to compensation paid for 1996 to David R. Paridy, the former President and Chief Executive Officer of the Company, the Committee based its determinations on the same criteria used for its compensation decisions regarding base salaries and annual incentives for the other executive officers. In 1995 Mr. Paridy's base salary was established by the Committee after reviewing salary data for companies in the comparison group. Mr. Paridy's base salary was not changed for 1996. With respect to 1996 annual incentive compensation, as with the other executive officers, the Committee decided to award a bonus based upon achievement of both individual objectives and the Company achieving 100% of both of the financial targets. In evaluating Mr. Paridy's performance for purposes of the annual incentive award, the Committee considered, among other factors, the fact that in 1996 consolidated revenues, net income and earnings per share increased 7%, 46% and 46%, respectively.

     Mr. Paridy retired in January 1997 and was succeeded by J.P. Reilly. With respect to compensation that will be paid to Mr. Reilly pursuant to the Employment Agreement which he entered into with the Company, see "Employment Agreements" above.

                                          Compensation Committee
                                          of the Board of Directors

                                          Ward W. Woods, Chairman
                                          Robert D. Lindsay
                                          A. William Reynolds

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Common Stock for the period commencing July 21, 1993 (the date of the IPO) and ending December 31, 1996 with the cumulative total return on the S&P 500 Index and the S&P Auto Parts-Aftermarket Index over the same period, assuming an initial investment of $100 on July 21, 1993 with all dividends reinvested.

                          TOTAL RETURN TO STOCKHOLDERS

                              [PERFORMANCE GRAPH]



                                    7/21/93     Dec. 93     Dec. 94     Dec.95     Dec. 96
----------------------------------------------------------------------------------------------
Stant Corporation                   100.00      126.83       92.84       61.83      100.53
Auto Parts & Equipment 500          100.00      105.68       92.16      113.94      127.84
S&P 500 Index                       100.00      105.74      107.14      147.40      181.24

* The IPO price used to calculate the Total Return to Stockholders as of July 21, 1993 was $16.00. The S&P 500 and the S&P Auto Parts-Aftermarket were both calculated using the closing price on July 21, 1993.

                       STOCK OPTIONS GRANTED DURING 1996

     The following table shows stock option grants made during 1996 to the individuals and the groups set forth below. All of such grants were Nonqualified Stock Options. Certain of such grants are final and binding on the Company ("Definitive Grants") and certain of such grants ("Provisional Grants") are subject to Stockholder approval of the proposed amendments to the 1993 Option Plan (see "Proposal II -- Approval of Amendments to the 1993 Option Plan," below).

                                                                         STOCK OPTION GRANTS
                                                               ----------------------------------------
                                                                         NUMBER OF SECURITIES
                                                                          UNDERLYING OPTIONS
                                                                           GRANTED IN 1996
                                                               ----------------------------------------
                                                               DEFINITIVE GRANTS     PROVISIONAL GRANTS
                                                               -----------------     ------------------
David R. Paridy..............................................        20,000                20,000(1)
  President and Chief Executive Officer
W. Thomas Margetts...........................................         4,000                 6,000
  Sr. Vice President -- Corporate Development
Gary G. Moose................................................            --                12,500(1)
  Sr. Vice President -- Marketing
Thomas F. Plocinik...........................................         8,000                 7,000
  President of Trico Products Corporation
Thomas E. Schmitt............................................         8,000                 7,000(1)
  Sr. Vice President -- Finance and Chief Financial Officer
Executive Officer Group......................................        46,800                62,500
Non-Executive Officer Group..................................        60,700                63,500

---------------
(1) Because Messrs. Paridy, Moose and Schmitt ceased to be Executive Officers of the Company during the first quarter of 1997, their provisional grants of stock options will lapse and the shares covered thereby will again become available for the grant of options under the 1993 Option Plan.

                                  PROPOSAL II
                 APPROVAL OF AMENDMENTS TO THE 1993 OPTION PLAN

INTRODUCTION

     Prior to the IPO, the stockholders of the Company approved the 1993 Option Plan and authorized 700,000 shares of Common Stock for issuance thereunder. As noted in the 1993 Option Plan, its purpose is to promote the interests of the Company by providing key employees additional incentive to continue and increase their efforts with respect to, and to remain in the employ of, the Company. As of the Record Date fewer than 1,000 shares remain available for issuance in connection with future grants under the 1993 Option Plan.

     On October 29, 1996 and February 27, 1997, the Board of Directors adopted certain amendments to the 1993 Option Plan (the "Proposed Amendments"), subject to stockholder approval, which:

   -- authorize the issuance of 900,000 additional shares of Common Stock pursuant to future grants of options under the 1993 Option Plan. These additional shares represented approximately 5.5% of the Company's outstanding shares of Common Stock as of the Record Date. The Board of Directors believes the authorization for issuance of these additional shares is necessary to continue to provide competitive long-term incentive awards to key employees that are linked to the creation of shareholder value.

   -- provide that (i) the 1993 Option Plan may be administered by any Committee of the Board of Directors, not just the Compensation Committee, (ii) the Committee which administers the 1993 Option Plan shall be constituted, and the Committee's delegation of administration shall be limited, so as to permit transactions between the Company and its officers and directors relating to the 1993 Option Plan to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated by the SEC thereunder or any successor rule and the grant of options under the 1993 Option Plan to qualify as "performance-based compensation" under Section 162(m) of the Code and (iii) the maximum number of shares for which options may be granted to any one employee under the 1993 Option Plan is 500,000.

   -- provide that in the event an Optionee dies following the termination of his or her employment but during a period when the Optionee's options are still exercisable, the Optionee's estate will be granted a period of one year after the date of death to exercise the option.

     On October 29, 1996 the Board of Directors also established the Committee of Independent Directors of the Corporation to administer the 1993 Option Plan and appointed as members of such Committee A. William Reynolds (Chairman) and Edward O. Gaylord.

NEW PLAN BENEFITS

     It is not possible to state at this time the persons who will receive options in the future under the 1993 Option Plan, the amount of options which will be granted to any particular individual or to all participants in the 1993 Option Plan, or the price at which options will be granted (except that the exercise price of the options will not be less than the fair market value of the Common Stock on the date of grant). Set forth above under "1996 Option Grants" and "Stock Options Granted During 1996" is information with respect to the grant of certain options, at an exercise price of $12.44 per share, to executive officers subject to approval by the Stockholders of the Proposed Amendments. In addition, set forth above under "Employment Agreements" is information with respect to the grant of an option to J.P. Reilly at the time he joined the Company as President and Chief Executive Officer. Mr. Reilly's option is for 300,000 shares at an exercise price of $15.375 per share and is subject to approval by the Stockholders of the Proposed Amendments.

     The full text of the 1993 Option Plan, with the Proposed Amendments, is attached to this Proxy Statement as Exhibit A. The principal features of the 1993 Option Plan and the Proposed Amendments are described below. Such descriptions are qualified in their entirety by reference to the text of the 1993 Option Plan which is contained in Exhibit A. The Proposed Amendments will not become effective unless Stockholder approval is obtained.

DESCRIPTION OF 1993 OPTION PLAN

     Administration of the 1993 Option Plan. The 1993 Option Plan currently is administered by the Compensation Committee. Subject to the express limitations in the 1993 Option Plan, the Compensation Committee has authority to interpret the 1993 Option Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the 1993 Option Plan. The determination of the Compensation Committee on these matters is conclusive.

     Eligibility. Options can be granted only to salaried employees (which includes executive officers) of the Company and of its present and future subsidiaries. A Director of the Company who is not also an employee of the Company or one of its subsidiaries is not eligible to receive any options. Options may be granted to employees who hold or have held options under previous plans. An employee who has been granted an option is eligible to receive additional options. No member of the Compensation Committee is eligible to receive options under the 1993 Option Plan.

     Shares Available For the 1993 Option Plan. Subject to certain adjustments, the maximum number of shares of Common Stock for which options may at any time be granted under the 1993 Option Plan is 700,000. In the event of a stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, or other change in capitalization, the Compensation Committee may make appropriate adjustments in the number of shares authorized for the 1993 Option Plan and, with respect to outstanding grants, may make appropriate adjustments in the number of shares and the option price.

     Grant of Options. Options may be granted to eligible employees in such number and at such times during the term of the 1993 Option Plan as the Compensation Committee determines, taking into account the nature of the services rendered by the employees, their present and potential contributions to the Company's success and such other factors as the Compensation Committee in its discretion shall deem relevant. An option granted under the 1993 Option Plan may be either an Incentive Stock Option ("ISO"), which is intended to meet the requirements defined in Section 422 of the Code, or a Nonqualified Stock Option.

     Terms and Conditions of Options. The price per share of Common Stock at which each option is exercisable (the "Option Price") is determined by the Compensation Committee at the time of grant, but may not be less than 100% of the market price (the mean between the high and low sales price of a share of the Common Stock) on the date the option is granted. The market price for the Common Stock on the NASDAQ on March 14, 1997 was $14.38. Options are exercisable at such time and under such conditions as are set forth in the individual option agreements, but in no event may any option be exercisable more than 10 years from the date of granting thereof. No option granted under the 1993 Option Plan shall become exercisable until six months from the date of its grant.

     Amendment of the 1993 Option Plan. The Board of Directors and the Compensation Committee may not amend certain features of the 1993 Option Plan without the approval of the stockholders. Such amendments requiring stockholder approval include (a) a material increase in the maximum number of shares of Common Stock that may be issued under the 1993 Option Plan, (b) a material modification in the requirements as to eligibility for participation in the 1993 Option Plan, or (c) any other amendments to the 1993 Option Plan that are considered material for the purposes of Rule 16b-3(b) of the Exchange Act.

     Federal Income Tax Consequences of the 1993 Option Plan. The material federal income tax consequences of participation in the 1993 Option Plan are summarized below. This summary does not address issues related to the tax circumstances of any particular employee. The summary is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local or foreign tax consequences.

     ISOs. An optionee will not recognize any income upon either grant or exercise of an ISO, although the exercise may subject the optionee to alternative minimum tax liability in the year of exercise because the excess of the fair market value of the shares at the time of exercise over the purchase price of the shares is included in income for purposes of the alternative minimum tax. The treatment of any gain realized upon sale or other disposition of the common stock received upon exercise of an ISO will depend on the holding period.

     If the optionee does not dispose of the stock received within either one year after exercise of the ISO or two years after grant, any gain realized upon disposition will be characterized as long-term capital gain. If the optionee disposes of his/her shares within either one year after exercise of the ISO or two years after grant, such disposition will be a disqualifying disposition. In the case of a disqualifying disposition, the portion of the gain realized on disposition equal to the excess of the fair market value of the shares at the time the ISO was exercised over the option price will be ordinary income taxable as compensation in the year of disposition. The balance, if any, of the gain may be capital gain.

     If the optionee sells the shares in a disqualifying disposition at a price that is below the fair market value of the shares at the time the ISO was exercised, the optionee's ordinary income will be limited to the excess of the amount realized upon the disposition over the adjusted basis in the shares.

     The Company is entitled to a deduction with respect to an ISO only in the taxable year of the Company in which a disqualifying disposition occurs. In that event, the deduction would be equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

     Nonqualified Stock Options. An optionee will not recognize any income upon either grant or vesting of a Nonqualified Stock Option. Upon exercise of any part of a Nonqualified Stock Option, the optionee will recognize ordinary income in an amount equal to the difference between the option exercise price and the then fair market value of the shares acquired. The Company must withhold taxes from the optionee's compensation with respect to the ordinary income recognized by the optionee upon exercise.

     In general, upon a subsequent disposition of the shares, the optionee's basis for determining taxable gain or loss is the amount paid for such shares plus the amount that was includable in the optionee's income at the time of exercise. Any gain recognized on such disposition would generally be taxed as long-term or short-term capital gain depending on the length of time the optionee is deemed to have held these shares and the holding period in effect at the time. The Company will be entitled to a deduction for federal income tax purposes upon exercise of a Nonqualified Stock Option in an amount equal to the ordinary income recognized to the optionee, provided that the deduction is not otherwise disallowed under the Code.

     Cap on Company Deductions for Certain Compensation. Section 162(m) of the Code limits the Company's tax deduction to $1 million per taxable year (the "Million Dollar Cap") for certain compensation paid in a given year to the Chief Executive Officer and the four highest compensated executives other than the Chief Executive Officer named in the Proxy Statement (the "Covered Executives"). The Code and regulations issued under the Code exclude from the Million Dollar Cap certain performance-based compensation. Stock options can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated, stockholder and Board approval is obtained and certain other requirements are met. Certain of the Proposed Amendments are intended to assure that options granted pursuant to the 1993 Option Plan will be performance-based compensation for purposes of the Million Dollar Cap.

THE PROPOSED AMENDMENTS

     Additional shares. Because of the limited number of shares which remain available for the grant of options under the 1993 Option Plan, the Board of Directors believes it is appropriate at this time to authorize the issuance of additional shares of Common Stock pursuant to the grant of future options under the 1993 Option Plan. The 900,000 additional shares for which approval is sought represent approximately 5.5% of the Company's outstanding shares of Common Stock as of the Record Date. If the Proposed Amendments are adopted by the Stockholders at the Annual Meeting, the Company intends to file a Registration Statement under the Securities Act with the SEC covering the 900,000 additional shares of Common Stock.

     Million Dollar Cap. As described above, the Million Dollar Cap limits the Company's tax deduction to $1 million per year for certain compensation paid to each of the Covered Executives. However, this limitation does not apply to certain performance-based compensation. Stock options may qualify for this performance-based exception if certain conditions are met. One of the conditions is that each Director who serves on the Committee of the Board of Directors which administers the 1993 Option Plan must satisfy the requirements of the Treasury Regulations issued pursuant to Section 162(m) of the Code. The Proposed Amendments specify that the Committee which administers the 1993 Option Plan must satisfy these requirements. In addition, Section 162(m) of the Code requires that there be a maximum number of shares available for grant under the 1993 Option Plan which can be awarded to any one individual. The Proposed Amendments provide that the maximum number of options which may be granted to any one individual under the 1993 Option Plan is 500,000. The maximum number of options provided by the Proposed Amendments is not designed to provide any compensation to a particular Covered Executive. The maximum level established by the Proposed Amendments is designed to preserve flexibility and has been established at a level that will enable the Company to comply with the technical provisions of the Million Dollar Cap and preserve the deductibility of performance-based compensation paid to Covered Executives.

     Section 16(b) of the Exchange Act. As currently in effect, the 1993 Option Plan is designed so that the grant and exercise of options under the 1993 Option Plan will be exempt from the "short swing" liability provisions contained in
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder. Recently, the SEC promulgated major revisions to Rule 16b-3. The Proposed Amendments are intended to permit the 1993 Option Plan to comply with revised Rule 16b-3 and, in this connection, the Proposed Amendments require that the Committee which administers the 1993 Option Plan be composed of at least two (2) members of the Board of Directors and that those Directors be Non-Employee Directors as defined in Section (b)(3)(i) of Rule 16b-3.

     Administration of the 1993 Option Plan. The 1993 Option Plan currently provides that it must be administered by the Compensation Committee of the Board of Directors. However, as indicated above, each individual who serves on the Committee which administers the 1993 Option Plan must now satisfy the requirements of the Treasury Regulations issued pursuant to Section 162(m) of the Code. Such regulations are extremely complex and their interpretation is not free from doubt. To maintain maximum flexibility with respect to who may serve on the Compensation Committee, the Board believes that it is advisable to provide that the 1993 Option Plan may be administered by any Committee of the Board so long as all members of that Committee satisfy the requirements of Section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act.

     Exercise of Option After Death. At present, in the event that an optionee dies following the termination of his or her employment but during a period when the optionee's options are still exercisable (i.e., during the first year following disability or three months following termination of employment for any other reason), the 1993 Option Plan provides that the benefit of the option is lost. The Board of Directors believes that this unduly prejudices the estate of a deceased optionee and believes that it is appropriate to grant a period of one year after death during which the estate or legal representative of the deceased optionee may exercise the option.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of Common Stock voting on this matter, in person or by proxy, at the Annual Meeting is required for approval of the adoption of the proposed amendments to the 1993 Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENTS TO THE 1993 OPTION PLAN.

                                  PROPOSAL III
                 APPROVAL OF AMENDMENT TO DIRECTORS OPTION PLAN

     At the 1994 Annual Meeting of Stockholders, the stockholders approved the Stock Option Plan for Directors (1993) (the "Directors Option Plan") which allows nonemployee Directors to elect to have part or all of their Board retainer and Board and Committee meeting fees paid in the form of stock options, rather than in cash of equivalent value. The Directors Option Plan allows Directors not only to have an economic stake in the Company's long-term performance, but to demonstrate their commitment to increasing stockholder value by electing to take all or a portion of their compensation as Directors in the form of stock options. The Directors Option Plan has been extremely successful and, since its institution, every nonemployee Director has elected to have one hundred percent of his retainer and meeting fees paid in the form of options.

     In part because of the success of the Director Option Plan, there are only approximately 16,000 shares available for grant under the Plan. Because all of the nonemployee Directors have again elected to take one hundred percent of their Board retainer and Board and Committee meeting fees for 1997 in the form of options, the number of shares available under the Directors Option Plan will not be sufficient based upon the current market price of the Common Stock. Accordingly, the Board of Directors has approved, subject to ratification by the Stockholders, an increase in the aggregate number of shares of Common Stock with respect to which options may be granted under the Directors Option Plan from 50,000 to 150,000. No other changes in the Directors Option Plan have been approved. The principal features of the Directors Option Plan are described below.

NEW PLAN BENEFITS

     All nonemployee Directors are entitled to participate in the Directors Option Plan. It is not possible to state at this time the amount of options individual Directors may receive under the Directors Option Plan because the amount of options will depend upon, among other things, the amount paid to Directors for annual retainer and Board and Committee meeting fees and the percentage of such amount which individual Directors elect to have paid to them in the form of options under the Directors Option Plan, rather than in cash.

MATERIAL FEATURES OF THE DIRECTORS OPTION PLAN

     Administration and Participation. Only Directors who are not employed by the Company are eligible to participate in the Directors Option Plan.

     The Directors Option Plan is administered by the Compensation Committee of the Board of Directors (the "Committee").

     The Committee is authorized to amend or terminate the Directors Option Plan at any time. However, stockholders must approve amendments (other than an adjustment by reason of a stock split, stock dividend, recapitalization, merger, consolidation, or certain other events) which (a) increase the total number of shares that may be purchased through options, (b) change the eligibility requirements, (c) change the provisions regarding grant price, (d) materially increase the cost of the Directors Option Plan to the Company or the benefits to participants in the Directors Option Plan, or (e) extend the period for granting options.

     Securities Subject to Options. The Options that can be granted under the Directors Option Plan are to purchase shares of Common Stock. Originally, 50,000 shares of Common Stock were authorized for issuance under the Directors Option Plan. The Board of Directors has approved, subject to ratification by the Stockholders at the Annual Meeting, an increase in the number of shares of Common Stock which can be issued to 150,000. If the increase is approved by the Stockholders, the Company intends to file a registration statement under the Securities Act with the SEC covering the additional 100,000 shares of Common Stock. The Directors Option Plan will remain in effect until all shares subject to options granted under the Plan have been purchased, but no options may be granted on or after January 1, 2004.

     Election to Participate. Each December a Director will be able to have all or a portion of his or her annual retainer fee for the following year, together with any Board and Committee meeting fees, paid in the form of options granted under the Directors Option Plan.

     Grants. Grants will be made each year on December 31. The number of shares subject to the grant will be based on the amount of compensation which each participating Director ("Optionee") has directed to be paid in the form of options granted under the Directors Option Plan. The number of shares subject to each grant will be determined by dividing (a) the amount of compensation which the Optionee had directed to be paid in options by (b) the Fair Market Value of a share of Common Stock minus $2.50. The $2.50 represents the amount to be paid upon exercise of the option. Fair Market Value is defined as the "average of the market price (the mean between the high and low sales price) of a share of the Common Stock at the middle of each quarter during the year of participation (February 14, May 15, August 15 and November 15) as reported in The Wall Street Journal for trades on the NASDAQ, or if there is no report of trading on any one or more of those dates, on the immediately preceding date".

     Exercise of Options. The exercise price of all options granted under the Directors Option Plan will be $2.50 per share. The aggregate difference in value at the time of each grant between this exercise price and the Fair Market Value of the shares of Common Stock is designed to be equal to the compensation an Optionee has elected not to receive in cash. Options may not be exercised within six months of their date of grant, except that they become immediately exercisable upon an Optionee's retirement because of age, disability or death or upon the occurrence of certain mergers, consolidations or changes of control of the Company.

     No option granted under the Directors Option Plan is exercisable more than three years after the date upon which the Optionee terminates his or her position as a Director of the Company.

     Adjustment of Shares and Option Prices. The number, price and kind of shares available for and subject to options may be adjusted, as appropriate, in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the shares of the Common Stock.

     Payment Upon Exercise. The exercise price for options may be paid to the Company by (a) payment in cash, (b) tender of shares of Common Stock having a fair market value equal to the purchase price provided that the Optionee has owned such stock for at least six months, or (c) delivery of an irrevocable written instruction letter requesting the Company to deliver the shares being purchased to a broker, subject to the broker's written guarantee to deliver cash to the Company.

     Withdrawal and Assignment of Interest. Options granted under the Directors Option Plan will not be transferable by an Optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code and the Employee Retirement Income Security Act.

     Federal Income Tax Consequences. The Company understands that, under current law, an Optionee is not subject to federal income taxation upon receipt of an option granted under the Directors Option Plan. Upon the exercise of an option, the Optionee will realize ordinary income equal to the difference between the fair market value of the shares of Common Stock at that time and the exercise price.

     The Company will be entitled to a federal income tax deduction at the same time and in the same amount as the Optionee recognizes taxable income. All income recognized on the exercise of an option will be considered taxable income.

     No incentive stock options or stock appreciation rights may be granted under the Directors Option Plan.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of Common Stock voting on this matter, in person or by proxy, at the Annual Meeting is required for approval of the amendment of the Directors Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE DIRECTORS OPTION PLAN.

                                  PROPOSAL IV
                  APPROVAL OF 1997 VOLUNTARY STOCK OPTION PLAN

     In part because of the success of the Directors Option Plan (see "Proposal III -- Approval of Amendment to Directors Option Plan"), the Board has adopted, subject to Stockholder approval at the Annual Meeting, the 1997 Voluntary Stock Option Plan for Key Employees of Stant Corporation and Subsidiaries (the "1997 Option Plan") which will allow key employees of the Company who are selected by the Committee of the Board of Directors administering the 1997 Option Plan (the "Committee") to take all or a portion of their cash incentive compensation in the form of stock options, rather than in cash of an equivalent value. The fair market value of an option granted under the 1997 Option Plan will be determined by the formula set forth in the 1997 Option Plan by reference to the market price of a share of Common Stock at four different dates during each year.

NEW PLAN BENEFITS

     It is not possible to state at this time all of the persons who might be permitted by the Committee to participate in the 1997 Option Plan or the amount of options they may receive under the Plan as a result of having determined to receive a portion of their cash incentive compensation in the form of options. The employment agreements between the Company and its President and Chief Executive Officer and its Senior Vice President and Chief Financial Officer provide that those individuals may elect to participate in the 1997 Option Plan. In this connection, neither Mr. Reilly nor Mr. Erwin has elected what percentage, if any, of his 1997 incentive compensation will be deferred.

     The full text of the 1997 Option Plan is attached to this Proxy Statement as Exhibit B. The principal features of the 1997 Option Plan are described below. Such descriptions are qualified in their entirety by reference to the text of the 1997 Option Plan which is contained in Exhibit B. The 1997 Option Plan will not become effective unless Stockholder approval is obtained.

MATERIAL FEATURES OF THE 1997 OPTION PLAN

     Administration and Participation. Only officers or key employees of the Company designated by the Committee are eligible to participate in the Plan.

     The 1997 Option Plan will be administered by the Committee, the membership of which will be constituted so as to permit transactions between the Company and participants in the 1997 Option Plan to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated by the SEC thereunder or any successor rule. If the 1997 Option Plan is adopted by the Stockholders at the Annual Meeting, the Plan will initially be administered by the Committee of Independent Directors which is currently composed of A. William Reynolds (Chairman) and Edward O. Gaylord.

     The Committee is authorized to amend or terminate the 1997 Option Plan at any time. However, stockholders must approve amendments (other than an adjustment by reason of a stock split, stock dividend, recapitalization, merger, consolidation, or certain other events) which (a) increase the total number of shares that may be purchased through options, (b) change the eligibility requirements, (c) change the provisions regarding grant price, (d) materially increase the cost of the 1997 Option Plan to the Company or the benefits to participants in the 1997 Option Plan, or (e) extend the period for granting options.

     Securities Subject to Options. The Options that can be granted under the 1997 Option Plan are to purchase shares of Common Stock. A total of 250,000 shares of Common Stock has been authorized for issuance under the 1997 Option Plan. The Company intends to file a registration statement under the Securities Act with the SEC covering these shares of Common Stock. The 1997 Option Plan will remain in effect until all shares subject to options granted under the Plan have been purchased, but no options may be granted on or after January 1, 2007.

     Election to Participate. By January 31 of each year each of the officers and key employees of the Company who have been designated by the Committee to participate in the 1997 Option Plan will be able to elect to have all or a portion of his or her incentive compensation for that year paid in the form of options granted under the 1997 Option Plan.

     Grants. Grants will be made each year on March 31. The number of shares subject to the grant will be based on the amount of incentive compensation which each participating employee ("Optionee") has earned with respect to performance during the preceding year and has directed to be paid in the form of options granted under the 1997 Option Plan. The number of shares subject to each grant will be determined by dividing (a) the amount of incentive compensation which the Optionee had directed to be paid in options by (b) the Fair Market Value of a share of Common Stock minus $2.50. The $2.50 represents the amount to be paid upon exercise of the option. Fair Market Value is defined as the "average of the market price (the mean between the high and low sales price) of a share of the Common Stock at the middle of each quarter during the year of participation (February 14, May 15, August 15 and November 15) as reported in The Wall Street Journal for trades on the NASDAQ, or if there is no report of trading on any one or more of those dates, on the immediately preceding date".

     Exercise of Options. The exercise price of all options granted under the 1997 Option Plan will be $2.50 per share. The aggregate difference in value at the time of each grant between this exercise price and the Fair Market Value of the shares of Common Stock is designed to be equal to the incentive compensation an Optionee has elected not to receive in cash. Options may not be exercised within six months of their date of grant, except that they become immediately exercisable upon an Optionee's retirement because of age, disability or death or upon the occurrence of certain mergers, consolidations or changes of control of the Company.

     No option granted under the 1997 Option Plan is exercisable more than three years after the date upon which the Optionee terminates his or her employment with the Company.

     Adjustment of Shares and Option Prices. The number, price and kind of shares available for and subject to options may be adjusted, as appropriate, in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the shares of the Common Stock.

     Payment Upon Exercise. The exercise price for options may be paid to the Company by (a) payment in cash, (b) tender of shares of Common Stock having a fair market value equal to the purchase price provided that the Optionee has owned such stock for at least six months, or (c) delivery of an irrevocable written instruction letter requesting the Company to deliver the shares being purchased to a broker, subject to the broker's written guarantee to deliver cash to the Company.

     Withdrawal and Assignment of Interest. Options granted under the 1997 Option Plan will not be transferable by an Optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code and the Employee Retirement Income Security Act.

     Federal Income Tax Consequences. The Company understands that, under current law, an Optionee is not subject to federal income taxation upon receipt of an option granted under the 1997 Option Plan. Upon the exercise of an option, the Optionee will realize ordinary income equal to the difference between the fair market value of the shares of Common Stock at that time and the exercise price.

     The Company will be entitled to a federal income tax deduction at the same time and in the same amount as the Optionee recognizes taxable income. All income recognized on the exercise of an option will be considered taxable income.

     No incentive stock options or stock appreciation rights may be granted under the 1997 Option Plan.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of Common Stock voting on this matter, in person or by proxy, at the Annual Meeting is required for approval of the 1997 Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1997 OPTION PLAN.

                                   PROPOSAL V
                     APPROVAL OF MANAGEMENT INCENTIVE PLAN

     The Board of Directors recommends that the Stockholders approve the Management Incentive Plan for Key Employees of Stant Corporation and its Subsidiaries (the "MIP"), the purpose of which is to provide annual short-term incentives to key employees of the Company who contribute to the success of the Company by providing an annual direct cash payment based upon annual business unit or Company performance goals. The MIP is similar to the annual short-term incentive programs which the Company has had in place for key employees for a number of years, except it has been redesigned so that the deduction of compensation paid to key employees should not be disallowed under Section 162(m) of the Code. To that end, the MIP provides for cash payments to key employees upon the attainment of preestablished, objective performance goals.

DESCRIPTION OF THE MIP

     Administration of the MIP. The MIP will be administered by a committee of the Board (the "MIP Committee") which shall consist solely of two or more Board members who are considered "outside directors" under the regulations to Section 162(m) of the Code.

     Eligibility. The Compensation Committee shall designate the key employees of the Company who will receive incentive awards under the MIP. The key employees so designated will be those employees the Compensation Committee believes may be subject to Section 162(m) of the Code, which applies to employees whose compensation is required to be reported to stockholders pursuant to the SEC's compensation disclosure rules. The key employees subject to Section 162(m) of the Code for 1996 are listed on page 9. The employees not designated by the Compensation Committee shall continue to receive incentive compensation under the Company's historical management incentive programs.

     Amount of Awards. The MIP Committee shall determine the amount of incentive payments that will be made to eligible employees upon attainment of the relevant performance goals. As a general matter, the incentive payments will be calculated as a percentage of each eligible employee's salary. However, the maximum amount of incentive compensation that may be paid to any eligible employee with respect to any calendar year is $1,000,000.

     Performance Goals. The MIP Committee shall select financial targets that must be met for compensation to be payable under the MIP. Although it cannot be determined what the actual financial targets will be from year to year, the business criteria upon which these targets will be based are set forth below:

PROFIT FROM OPERATIONS

OPERATING CASH FLOW CALCULATED AS FOLLOWS:

                                                                                  AMOUNT
                                                                                DETERMINED
                                                                                 BY PLAN
                                                                                COMMITTEE
                                                                                ----------
    Profits from Operations...................................................     $xxx
    Plus/(Minus) Adjustments:
      Depreciation and Amortization deducted from Operations..................      xxx
      Other items (including noncash items) deducted from/added to Profit from
         Operations...........................................................      xxx
    Plus/(Minus) Working Capital Adjustments:
      Decreases (increases) in Inventory......................................      xxx
      Decreases (increases) in Accounts Receivable............................      xxx
      Decreases (increases) in Other Assets including Prepaids................      xxx
      Increases (decreases) in Accounts Payable...............................      xxx
      Increases (decreases) in Accrued........................................      xxx
      Liabilities (Excluding Income Taxes)....................................      xxx
      Increases (decreases) in Other Liabilities..............................      xxx
    Operating Cash Flow.......................................................     $xxx
                                                                                   ====

EARNINGS

EARNINGS PER SHARE

EBITDA

EXTRA VALUE ADDED

STOCK PRICE

MARKET SHARE

SALES

RETURN ON EQUITY

COSTS

     For purposes of determining whether a particular Business Criteria has been met the MIP Committee may, in its discretion, adjust any calculation up or down for (i) extraordinary items, (ii) non-recurring items, (iii) special charges or
(iv) items or events which are unusual in nature or are infrequent of occurrence or were unanticipated (and thus not reflected in the Company's annual operating budget) at the time the Performance Goals were determined by the MIP Committee.

     Terms and Conditions of Incentive Compensation Payments. Incentive compensation will generally be paid under the MIP only after the MIP Committee certifies that the applicable performance targets have been met. In addition, the MIP Committee may provide that the incentive compensation will be paid on the eligible employee's death or disability or upon a change of control of the Company.

     TAX CONSEQUENCES. The Company has been advised by counsel that the federal tax consequences to participants in the MIP will be that payments under the Plan will be taxed to the participants as ordinary income in the year of payment. In addition, the Company has been advised by counsel that the deduction of payments made in accordance with the MIP (other than payments made upon an eligible employee's death or disability or upon a change of control of the Company) should not be disallowed under Section 162(m) of the Code.

VOTE REQUIRED.

     The affirmative vote of the majority of the shares of Common Stock voting on this matter, in person or by proxy, at the Annual Meeting is required for approval of the MIP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE MANAGEMENT INCENTIVE PLAN.

                                  PROPOSAL VI
                            APPOINTMENT OF AUDITORS

     At the Annual Meeting, the Stockholders will vote on the ratification of the appointment of Deloitte & Touche LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for 1997. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. That representative will be available to answer appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which will come before the Annual Meeting. However, if any matters other than those set forth in this notice shall be properly presented for action, the persons named in the proxy may vote on such other matters in accordance with their best judgment.

                           FILING UNDER SECTION 16(A)

     Section 16(a) of the Exchange Act requires the Company's Directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Directors, executive officers and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they filed.

     Based solely upon a review of the copies of the forms furnished to the Company and written representations from certain reporting persons that no other Forms 4 or 5 were required, the Company believes that during 1996 all Directors, executive officers and greater than 10% beneficial owners complied with all applicable filing requirements.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the 1998 Proxy Statement no later than November 30, 1997.

                                 ANNUAL REPORT

     The Company's Annual Report for the year ended December 31, 1996, which is not part of the proxy soliciting material, is being mailed to Stockholders together with this Proxy Statement.

                                          For the Board of Directors

                                          Anthony W. Graziano, Jr.
                                          Secretary

Richmond, Indiana
March 27, 1997

                                                                       EXHIBIT A

                    1993 STOCK OPTION PLAN FOR KEY EMPLOYEES
                                       OF
               STANT CORPORATION AND ITS SUBSIDIARIES, AS AMENDED
                                                     ------------

     1. Adoption and Purpose of the Plan. Stant Corporation, a Delaware corporation (the "Company"), hereby adopts this stock option plan (the "Plan") providing for the granting of stock options to key employees of the Company and its subsidiaries, including the corporate staff, the General Managers of the operating units, key sales personnel and other persons who have the ability to make a significant contribution to the Company's success. The general purpose of the Plan is to promote the interests of the Company and its subsidiaries by providing to their key employees an additional incentive to continue and increase their efforts with respect to, and to remain in the employ of, the Company and its subsidiaries.

     The Plan provides for the granting of "incentive" stock options ("incentive stock options"), within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") and for the granting of "nonqualified" stock options ("nonqualified stock options"), and options granted under the Plan shall be designated accordingly in the applicable option agreements.

     2. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of options to be granted from time to time under the Plan an aggregate of [700,000] 1,600,000 shares of the Company's Common Stock, par value
                       ---------
$0.01 per share ("Common Stock"). Such shares may be in whole or in part, as the Board of Directors of the Company (the "Board") shall from time to time determine, authorized and unissued shares of Common Stock or issued shares of Common Stock that shall have been reacquired by the Company. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. No employee shall be granted options
                                        ------------------------------------
under the Plan to purchase more than 500,000 shares of Common Stock.
--------------------------------------------------------------------

     3.  Administration.  The Plan shall be administered by a [the Compensation]
                                                            -
Committee composed of at least two members of the Board (the "Committee").
          --------------------------------
Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the terms of all options granted under the Plan (which need not be identical) including, without limitation, the purchase price of the shares covered by each option, the individuals to whom, and the time or times at which, options shall be granted, the number of shares to be subject to each option, whether an option shall be an incentive stock option or a nonqualified stock option, when an option can be exercised and whether in whole or in installments. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determination of the Committee on the matters referred to in this paragraph 3 shall be conclusive.

     The Board shall select one of its members as Chairman of the Committee, and the Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of its members. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     [The Committee shall be constituted so as to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor rule and shall initially consist of not less than three members of the Board, each of whom is ineligible to receive option

---------------

------ indicates new language
 [       ]  indicates deleted language
grants, shall have been so ineligible for at least one year prior to serving on the Committee and shall satisfy the requirements to be a disinterested person contained in Rule 16b-3(c)(2)(i) of the Exchange Act.]

     The membership of the Committee shall be constituted, and the Committee's
     -------------------------------------------------------------------------
delegation of administration shall be limited, so as to permit (i) transactions
-------------------------------------------------------------------------------
between the Company and its officers and directors relating to the Plan to be
------------------------------------------------------------------------------
exempt from Section 16b of the Securities Exchange Act of 1934, as amended (the
-------------------------------------------------------------------------------
"Exchange Act") pursuant to Rule 16b-3 promulgated under the Exchange Act or any
--------------------------------------------------------------------------------
successor rule and (ii) the grant of options under the Plan to qualify as
-------------------------------------------------------------------------
"performance-based compensation" under Section 162(m) of the Internal Revenue
-----------------------------------------------------------------------------
Code of 1986, as amended, and the regulations thereunder.
--------------------------------------------------------

     4. Eligibility. Options may be granted only to salaried employees (which terms shall be deemed to include officers) of the Company and of its present and future subsidiary corporations ("subsidiaries") as defined in Section 424(f) of the Code. A director of the Company or of a subsidiary who is not also such an employee of the Company or of one of its subsidiaries shall not be eligible to receive any options under the Plan. Options may be granted to employees who hold or have held options under previous plans. An employee who has been granted an option shall be eligible to receive an additional option or options.

     5. Option Prices. The purchase price of the Common Stock under each option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date of grant of such option. Such fair market value shall be determined by the Committee and shall not be less than the Market Price (as defined below) on the date of grant of the option. If no sales have occurred on the date of grant of the option, the fair market value shall be measured by the Market Price on the closest trading day prior to the date of grant of the option. For purposes of the Plan, "Market Price" shall mean at any date the mean between the high and low sales prices of a share of Common Stock on the NYSE Composite Tape or, if the Common Stock is not listed or admitted to trading on the NYSE, the mean between the high and low sales prices of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the mean between the high and low sales prices of a share of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or, if the Common Stock is not reported by the NASDAQ, the mean between the high and low sales prices of a share of Common Stock as reported by the National Quotation Bureau Incorporated, or, in all other cases, the value set in good faith by the Committee.

     6. Terms of Options. The term of each option shall be for such period as the Committee shall determine, but not more than 10 years from the date of granting thereof or such shorter period as is prescribed in paragraphs 7, 9 and 10.

     7. Exercise of Options. The Committee may in its discretion prescribe in the option grant the installments, if any, in which an option granted under the Plan shall become exercisable, provided that no option shall be exercisable until the later of the six months anniversary of the date of its grant [or six months after the date Stockholder Approval (as defined in paragraph 13) is obtained], except as provided in paragraph 10 or as the Committee otherwise determines. In no case may an option be exercised at any time for less than 50 shares (or the remaining shares covered by the option if less than 50).

     Payment shall be made in cash or, unless otherwise provided in the option agreement, in whole shares of Common Stock already owned by the holder of the option or partly in cash and partly in such shares. An option shall be exercised by written notice to the Company. Such notice shall state that the holder of the

---------------

------ indicates new language
 [       ]  indicates deleted language
option elects to exercise the option, the number of shares in respect of which it is being exercised and the manner of payment for such shares and shall either:

          (i) be accompanied by payment of the full purchase price of such shares; or

          (ii) fix a date (not more than 10 business days from the date of exercise) for the payment of the full purchase price of such shares.

     Cash payments shall be made by cash or check payable to the order of the Company. Common Stock payments (valued at Market Price on the date of exercise) shall be made by delivery of stock certificates in negotiable form. If certificates representing Common Stock are used to pay all or part of the purchase price of an option, a separate certificate shall be delivered by the Company representing the same number of shares as each certificate so used, and an additional certificate shall be delivered representing the additional shares to which the holder of the option is entitled as a result of the exercise of the option. Except as provided in the third paragraph of this paragraph 7 or in paragraphs 9 and 10, no option may be exercised at any time unless the holder thereof is then an employee of the Company or of a subsidiary. The holder of an option shall have none of the rights of a stockholder with respect to the shares subject to the option until such shares shall be transferred to the holder upon the exercise of the option.

     Notwithstanding any contrary waiting period, installment period or other limitation or restriction in any option agreement or in the Plan, each outstanding option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby in the event:

          (i) the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve:

             (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

             (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or

             (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company;

          (ii) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity other than the Company shall make a tender offer or exchange offer to acquire any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration, provided that;

             (a) at least a portion of such securities sought pursuant to the offer in question is acquired; and

             (b) after consummation of such offer, the person, corporation or other entity in question is the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the outstanding Common Stock (calculated as provided in Rule 13d-3(d) in the case of rights to acquire Common Stock).

     8. Nontransferability of Options. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution. Beginning on [the date Stockholder Approval (as defined in paragraph 13) is obtained] July 16, 1993 (the date the Plan was first approved by the Company's
          --------------------------------------------------------------------
stockholders, the designation of a beneficiary by an option holder shall not
-------------
constitute a transfer. An option may be exercised, during the lifetime of the holder thereof, only by such holder.

---------------

------ indicates new language
 [       ]  indicates deleted language

     9. Termination of Employment. In the event that an employee to whom an option has been granted under the Plan ceases to be an employee of the Company or one of its subsidiaries otherwise than by reason of normal or early retirement in accordance with the provisions of a pension plan of the Company or one of its subsidiaries (hereinafter "Retirement"), or death, such option may, subject to the provisions of the last paragraph of this paragraph 9, be exercised (to the extent of the number of shares covered by the option which were purchasable by the employee immediately prior to the termination of his employment) at any time:

             (a) within one year (or such shorter period as may be specified in the option agreement) after the termination of his employment due to his being disabled within the meaning of Section 422(c)(6) of the Code ("total disability"); or

             (b) within three months after the termination of his employment for any other reason (or such shorter period as may be specified in the option agreement), but, in either case, in no event after the expiration of the original term of the option.

     In the event that an employee to whom an option has been granted under the Plan ceases to be an employee of the Company or one of its subsidiaries because of Retirement, such option (unless otherwise provided in the option agreement) may be exercised at any time within one year after the termination of employment (but not after the expiration of the original term of the option):

             (a) to the extent of the number of shares covered by the option which were purchasable by the employee immediately prior to the termination of employment if such holder is under the age 65 on the date of termination of employment; or

             (b) in full for the aggregate number of shares covered thereby if such holder is 65 years of age or older on the date of termination of employment.

     Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or of a subsidiary. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any of its subsidiaries to terminate the holder's employment at any time, with or without cause, notwithstanding the possibility that the number of shares purchasable by an employee under the option may thereby be reduced or eliminated.

     Anything herein to the contrary notwithstanding, in the event the employment of an employee to whom an option has been granted under the Plan shall be terminated for cause, then, in such event, any option or options held by such employee under the Plan, to the extent not theretofore exercised, shall forthwith terminate. For purposes of this paragraph 9, whether or not such employment shall have been terminated for cause shall be determined by the Committee, and its determination shall be conclusive.

     10. Death of Holder of Option. In the event of the death of [an employee to whom an option has been granted under the Plan while employed by the Company or a subsidiary,] the holder of an option, either while such individual is
                  --------------------------------------------------------
employed by the Company or a subsidiary or during the period subsequent to the
------------------------------------------------------------------------------
termination of employment but during which the option is exercisable pursuant to
--------------------------------------------------------------------------------
paragraph 9 above, such option (unless the option shall have been previously
------------------
terminated pursuant to the provisions of paragraph 9, or unless otherwise provided in his or her option agreement) may be exercised in full for the
                ------
aggregate number of shares covered thereby by a legatee or legatees of such [employee] option holder under his or her last will, or by his or her personal
           -------------
representatives or distributees, at any time within a period of one year after his or her death (or such shorter period as may be specified in the option agreement), but not after the expiration of the original term of the option.

     11. Adjustments Upon Changes in Capitalization. Notwithstanding any other provisions of the Plan, option agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding option and the option prices in the

---------------

------ indicates new language
 [       ]  indicates deleted language
event of changes in the outstanding Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, split-off, spin-off or other similar change in capitalization, any distribution to common stockholders, including a rights offering, other than cash dividends, or any like change. In the case of any such event, the aggregate number and class of shares available under the Plan shall also be appropriately adjusted by the Committee, whose determination shall be conclusive.

     12. Termination and Amendment. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted after July 21, 2003. The Plan may be terminated, modified or amended by the stockholders of the Company. The Board may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable; provided, however, that the Board may not, without approval by the holders of a majority of the outstanding shares of voting stock of the Company present and voting at a duly held meeting at which a quorum is present:

           (i) increase (except as provided in paragraph 11) the maximum number of shares of Common Stock as to which options may be granted under the Plan to any one employee or to all employees in the aggregate;
     --------------------------------------------------------

           (ii) change the class of employees eligible to receive options; or

          (iii) adopt any other amendments to the Plan that [are considered material for purposes of Rule 16b-3(b) under the Exchange Act] cause either
                                                                    -----------
     (i) transactions between the Company and its officers and directors
     -------------------------------------------------------------------
     relating to the Plan to be subject to Section 16b of the Exchange Act or
     ------------------------------------------------------------------------
     (ii) prevent the grant of options under the Plan to qualify as
     --------------------------------------------------------------
     "performance-based compensation" under Section 162(m) of the Code.
     ------------------------------------------------------------------

     No termination, modification or amendment of the Plan may, without the consent of the employee to whom any option shall theretofore have been granted, adversely affect the rights of such employee under such option.

     13.  Effectiveness of the Plan.  The Plan [shall become] became effective
                                                              ------
as of July 21, 1993[, provided that it is]. The amendments to the Plan adopted
                                          ------------------------------------
by the Board of Directors on October 30, 1996 (the "Amendments") shall become
-----------------------------------------------------------------------------
effective as of the date the Amendments are approved by the holders of the
-------------------------------------------
Common Stock, either by a majority of the votes cast by the stockholders at an annual or special meeting at which a quorum is present, or by the written consent of a majority of stockholders ("Stockholder Approval"). Prior to Stockholder Approval, the Committee may, in its discretion, grant options under the Plan, the exercise of which shall be expressly subject to the condition that the [Plan] Amendments shall receive Stockholder Approval. No options granted by
           ----------
the Committee subject to Stockholder Approval shall be exercisable prior to the
              -------------------------------
six month anniversary of the date [that the Plan shall receive] of Stockholder
                                                                --
Approval or as the Committee otherwise determines. Unless the [Plan] Amendments
                                                                     ----------
shall receive Stockholder Approval, [the Plan and] all options theretofore granted thereunder subject to Stockholder Approval shall be and become null and
                   -------------------------------
void.

     14. Time of Granting of Options. For all purposes of the Plan, the date of grant of an option shall be the date on which the Committee approves the granting of such option or any later date selected by the Committee as the date of grant. Each grantee of an option shall be notified promptly of the grant of the option and a written agreement shall promptly be executed and delivered by or on behalf of the Company and the grantee.

     15. Tax Withholding. In connection with the transfer of shares of Common Stock as a result of the exercise of an option, the Company shall have the right to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover any Withholding Tax (that is, any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted

---------------

------ indicates new language
 [       ]  indicates deleted language
and paid with respect to such transfer), and to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the employee. For purposes of this paragraph, the value of shares of Common Stock so retained or surrendered shall be the Market Price on the date that the amount of the Withholding Tax is to be determined (the "Tax Date"), and the value of shares of Common Stock so sold shall be the actual net sale price per share (after deduction of commissions) received by the Company.

     Notwithstanding the foregoing, the employee shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such Withholding Tax or by requiring the Company to retain or to accept upon delivery thereof by the employee shares of Common Stock sufficient in value (determined in accordance with the last sentence of the preceding paragraph) to cover the amount of such Withholding Tax. Each election by an employee to have shares retained or to deliver shares for this purpose shall be subject to the following restrictions:

           (i) the election must be in writing and made on or prior to the Tax Date;

           (ii) the election shall be subject to the disapproval of the Committee; and

          (iii) if the employee is subject to Section 16 of the Exchange Act, an election to have shares retained to satisfy the Withholding Tax must either:

             (a) be an irrevocable election made after the date Stockholder Approval is obtained and at least six months prior to the Tax Date; or

             (b) take effect (or, with respect to elections made prior to the date Stockholder Approval is obtained, be made) during the ten-business day "window period" beginning on the third business day following the date on which the Company releases for publication its annual or quarterly financial statements and ending on the twelfth business day following the date of release thereof.

---------------

------ indicates new language
 [       ]  indicates deleted language

                                                                       EXHIBIT B

               1997 VOLUNTARY STOCK OPTION PLAN FOR KEY EMPLOYEES
                                       OF
                     STANT CORPORATION AND ITS SUBSIDIARIES

     1. Purpose. The purpose of the 1997 Voluntary Stock Option Plan for Key Employees (the "Plan") of Stant Corporation (the "Company") and its Subsidiaries is to encourage ownership of the Company's common stock by key employees of the Company and its subsidiaries.

     2. Administration. The Plan shall be administered by a Committee of the Board of Directors of the Company (the "Committee") the membership of which shall be constituted so as to permit transactions between the Company and employees who participate in the Plan ("Optionees") to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") pursuant to Rule 16b-3 promulgated by the Securities and Exchange Commission thereunder or any successor rule. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules for the administration of the Plan as it may deem necessary or appropriate. Decisions of the Committee shall be final and binding on all persons who have an interest in the Plan.

     3. Participation in the Plan. Only key employees of the Company or its subsidiaries who are selected by the Committee are eligible to participate in the Plan.

     4. Number of Shares. The maximum number of shares of the common stock, $.01 par value per share, of the Company (the "Shares") which may be issued pursuant to options granted under the Plan (the "Options") shall be two hundred fifty thousand (250,000) Shares, subject to adjustment as provided in paragraph 21.

     5. Nonexercised Shares. If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the Shares allocable to the unexercised portion of such Option shall again become available for issuance under Options granted pursuant to the Plan.

     6. Share Issuance. Upon the exercise of an Option, the Company may issue new Shares or reissue Shares previously repurchased by or on behalf of the Company.

     7. Option Grant Dates. Options in respect of incentive compensation for services to the Company during a particular year shall be granted to each Optionee on the earlier of the day the Committee determines an Optionee's incentive compensation for such year and March 31 of the following year (or, if March 31 is not a business day, on the immediately preceding business day) (the "Grant Date").

     8. Option Price. The purchase price per share for the Shares covered by each Option shall be $2.50 (the "Option Price").

     9. Number of Option Shares. The number of Shares subject to an Option granted to an Optionee on each Grant Date will be the aggregate number of Shares equal to the nearest whole number determined by the following formula in accord with the definitions set forth below:

Elected Portion of Incentive Cash Compensation             Number of
-----------------------------------------------    =       Option Shares
        (Fair Market Value minus $2.50)

     Definitions. For purposes of determining the number of Option Shares granted under this paragraph, the following definitions will apply:

          "Incentive Cash Compensation." The dollar amount of incentive cash compensation awarded to an Optionee by the Committee for services to the Company during a particular year.

          "Elected Portion of Incentive Cash Compensation." A dollar amount determined each year for each Optionee equal to the dollar amount of the percentage of the Incentive Cash Compensation, if any, which a participating employee has irrevocably elected, in writing, to have paid in the form of Options granted under the Plan. This written election must be received by the Secretary of the Company on or before January 31 of each year and shall specify a percentage, up to 100% of the participating employee's Incentive Cash Compensation for that year, to be paid in the form of Options under this Plan; provided, however, that when an employee is initially selected by the Committee to participate in the Plan such Employee may make a written election under this paragraph within 30 days following his/her initial selection, which election shall be effective for Incentive Cash Compensation amounts earned during the calendar year of his/her initial selection.

          "Fair Market Value." The average of the midpoint of the bid and asked price for shares at the middle of each quarter during the year of participation (February 14, May 15, August 15 and November 15) as reported in the Wall Street Journal for trades on the NASDAQ, or if no report of trading on any one or more of those dates, on the immediately preceding date.

     10. Termination of Employment. If an employee participating in the Plan retires, resigns, dies, or otherwise terminates his/her service as an employee, he/she shall be granted on the earlier of the date that the Committee determines such employee's incentive compensation, if any, for the year in which his/her services as an employee terminated or March 31 of the year following such termination, an Option for Shares under this Plan equal in value to the amount of the Incentive Cash Compensation which would have been paid to the employee during the year if he/she had not been a participant in the Plan.

     11. Written Option Agreement. Each grant of an Option under the Plan shall be evidenced by a written agreement, which shall comply with and be subject to the terms and conditions contained in the Plan.

     12. Nonstatutory Stock Options. Options granted under the Plan shall not be entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986.

     13. Period of Option. No Option may be exercised within six months of its Grant Date, provided, however, that Options granted under the Plan shall be immediately exercisable upon (i) the Optionee's retirement because of age, disability or death, or (ii) the occurrence of any of the events described in paragraph 17 (ii) [recognizing that Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"), may limit an Optionee's ability to resell the Shares acquired upon the exercise until six months after the Grant Date]. No Option shall be exercisable after expiration of three years from the date upon which the Option holder terminates his/her employment with the Company.

     14. Exercise of Options. Options may be exercised only by written notice to the Secretary of the Company and payment of the exercise price in (i) cash or
(ii) delivery of an irrevocable written notice instructing the Company to deliver the Shares being purchased to a broker, subject to the broker's written guarantee to deliver cash to the Company, in each case equal to the full consideration of the Option Price for the Shares which are being exercised. Options may be exercised in whole or in part.

     15. Options Nontransferable. Each Option granted under the Plan shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder. No Option granted under the Plan, or any interest therein, may be otherwise transferred, assigned, pledged, or hypothecated by the Optionee to which the Option was granted during his/her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

     16. Exercise by Representative Following Death of Optionee. An Optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his/her legal representative, who, by reason of the Optionee's death, shall acquire the right to exercise all or a portion of an Option granted under the Plan. Any exercise by a representative shall be subject to the provisions of the Plan.

     17.  Acceleration of Stock Options.

          (i) Merger or Consolidation. Notwithstanding paragraph 13, in the event of a dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation, any unexercised Options granted prior to the date of the merger or consolidation shall become exercisable immediately prior to the date of the merger or consolidation. In addition, upon the occurrence of any of these events, any pro rata amounts of the Incentive Cash Compensation earned for the year in which such event occurs, which would otherwise have been paid in the form of Options granted under this Plan, shall be promptly paid to each participating employee in cash.

          (ii) Change of Control. If, while unexercised Options remain outstanding hereunder, (a) any "person" (as this term is used in Sections 13(d) and 14(d) of the Act) other than the Company or an employee benefit plan maintained by the Company is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities or (b) during any period of two consecutive years, individuals who at the beginning of the period constitute the Company's Board of Directors, including for this purpose any new Director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period, cease for any reason to constitute a majority of the members of the Board, then from and after the date on which public announcement of the acquisition of such percentage is made or the date on which the change in the composition of the Board set forth above occurs, all Options previously granted under this Plan shall be immediately exercisable in full.

     18. Effective Date of the Plan. The Plan shall be effective for elections as of January 31, 1997, subject to stockholder approval of the Plan at the 1997 Annual Meeting of Stockholders.

     19. Duration of the Plan. The Plan shall remain in effect until all Shares subject to Option grants have been purchased or all unexercised Options have expired. Notwithstanding the foregoing, no Options may be granted pursuant to the Plan on or after the tenth anniversary of the Plan's effective date.

     20. Amendment of the Plan. The Committee may suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that without approval of a majority of the Company's stockholders, no revision or amendment shall (i) change the number of Shares subject to the Plan (except as provided in paragraph 21), (ii) change the designation of the class of employees eligible to participate in the Plan, (iii) change the formulas to determine the amount, price, or timing for the grants, or (iv) materially increase the benefits accruing to participants under the Plan. Moreover, in no event may these Plan provisions be amended more than once every six months, other than to comply with changes in the Internal Revenue Code or the Employees Retirement Income Security Act, or the rules and regulations thereunder. No amendment, modification, or termination of the Plan shall in any manner adversely affect without the consent, the rights of Optionees holding Options granted under the Plan.

     21. Changes in Shares. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Shares, appropriate adjustment shall be made in the number (including the aggregate numbers specified in paragraph 4) and kind of Shares or other securities which are or may become subject to Options granted under the Plan prior to and subsequent to the date of the change.

     22. Limitation of Rights. Neither the Plan, nor the granting of an Option under the Plan, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain an individual as an employee for any period of time or at any particular rate of compensation. Further, a participant shall have no rights as a stockholder with respect to the Shares covered by his/her Options until the date of the issuance to him/her of a stock certificate therefor.

     23. Assignments. The rights and benefits under the Plan may not be assigned except as provided in paragraphs 15 and 16.

     24. Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

     25. Shareholder Approval and Registration Statement. The Plan shall be approved by the Board of Directors and submitted to the Company's stockholders for approval. Employees may elect to participate in the Plan prior to stockholder approval and prior to the filing (and the effectiveness of) a registration statement with the Securities and Exchange Commission covering the Shares to be issued upon the exercise of Options. Any Options granted under the Plan prior to the effectiveness of the registration statement shall not be exercisable until, and are expressly conditional upon, the effectiveness of a registration statement covering the Shares and approval by stockholders.

     26. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

PROXY                                                                      PROXY

                               STANT CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints J.P. Reilly and Ward W. Woods, or either of them, as proxies with full power of substitution to represent and vote all shares of Stant Corporation common stock of the undersigned at the Annual Meeting of Stockholders of Stant Corporation to be held April 30, 1997, and at any adjournments thereof on the matters set forth on the reverse side of this Proxy.

   IMPORTANT - PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, PROXIES WILL VOTE FOR THE NOMINEES FOR DIRECTORS AND FOR EACH OF THE OTHER PROPOSALS.

                         (Please sign on reverse side.)

                               STANT CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
                         (Continued from previous side)

1. ELECTION OF DIRECTORS FOR                                    For All
   THREE YEAR TERM:                               For  Withheld  Except
   J.P. Reilly; Ogden M. Phipps                   / /     / /     / /
   (INSTRUCTION: TO WITHHOLD AUTHORITY
   TO VOTE FOR ANY INDIVIDUAL, STRIKE A
   LINE THROUGH THE NOMINEE'S NAME IN THE
   LIST ABOVE.)

2. Approval of amendments to 1993 Option Plan.    For   Against  Abstain
                                                  / /     / /      / /
3. Approval of amendment to
   Directors Option Plan.                         For   Against  Abstain
                                                  / /     / /      / /
4. Approval of adoption of
   1997 Option Plan.                              For   Against  Abstain
                                                  / /     / /      / /

5. Approval of adoption of                        For   Against  Abstain
   Management Incentive Plan.                     / /     / /      / /

6. Ratification of appointment
   of Deloitte and Touche LLP                     For   Against  Abstain
   as independent auditors.                       / /     / /      / /

7. In their discretion, the proxies are
   authorized to vote upon such other
   business as may properly come before
   the meeting.


   ----------------------------------------------------------
   Signature

   ----------------------------------------------------------
   Signature if held jointly

   Date:
         ----------------------------------------------------

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.